UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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United Technologies Corporation

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OUR COMMITMENTS DEFINE WHO WE ARE AND HOW WE WORK. THEY FOCUS OUR BUSINESSES AND MOVE US FORWARD.
PERFORMANCE

Our customers have a choice, and how we perform determines whether they choose us. We aim high, set ambitious goals and deliver results, and we use customer feedback to recalibrate when necessary. We move quickly and make timely, well-reasoned decisions because our future depends on them. We invest authority where it needs to be, in the hands of the people closest to the customer and the work.

OPPORTUNITY

Our employees’ ideas and inspiration create opportunities constantly, and without limits. We improve continuously everything we do as a company and as individuals. We support and pursue lifelong learning to expand our knowledge and capabilities and to engage with the world outside UTC. Confidence spurs us to take prudent risks, to experiment, to cooperate with each other and, always, to learn from the consequences of our actions.

INNOVATION

We are a company of ideas that are nurtured by a commitment to research and development. The achievements of our founders inspire us to reach always for the next innovative and powerful and marketable idea. We seek and share ideas openly and encourage diversity of experience and opinion.

RESPONSIBILITY

Successful businesses improve the human condition. We maintain the highest ethical, environmental and safety standards everywhere and we encourage and celebrate our employees’ active roles in their communities.

RESULTS

We are a preferred investment because we meet aggressive targets whatever the economic environment. We communicate honestly and forthrightly to investors, and deliver consistently what we promise. We are a company of realists and optimists and we project these values in everything we do.

United Technologies Corporation One Financial Plaza Hartford, CT 06103

March 15, 2013

Dear Shareowners,

It is my pleasure to invite you to attend the 2013 Annual Meeting of Shareowners of United Technologies Corporation. As in prior years, we will meet to consider important matters affecting our Company. Whether or not you plan to attend the meeting, I encourage you to review the enclosed information and vote your shares.

Looking back over the past year, I am proud of what United Technologies accomplished and excited about the momentum we have created for the future. In 2012, we transformed our Company and strengthened our position in the fast growing aerospace business by acquiring Goodrich Corporation and a majority interest in the International Aero Engines collaboration. We also streamlined our portfolio by divesting non-core businesses and applying Carrier’s successful portfolio transformation strategy to our UTC Fire & Security portfolio. These actions will enable us to better focus on growth opportunities in our core markets and position us well for future growth.

United Technologies also delivered solid financial performance in 2012, highlighted by strong cash generation. We increased our dividend by 11.5 percent in 2012, marking the 76th consecutive year United Technologies has paid a dividend to shareowners. There were many other accomplishments across the portfolio in 2012. Among them were Pratt & Whitney winning significant orders for its revolutionary PurePower Geared Turbofan engine, Sikorsky certifying the S-76D helicopter and Otis introducing new products tailored to growth markets around the world, including a Gen2 elevator application for the fast-growing social housing segment in China.

Our success stems in large part from the guidance and leadership of our Board of Directors. This year, we honor Richard D. McCormick as he concludes his 14 years of service as a director, including four years as Lead Director and twelve years as Chairman of the Board’s Committee on Nominations and Governance. We wish Dick well in his retirement and greatly appreciate the many contributions he has made to United Technologies Corporation. We are also pleased to have welcomed Marshall O. Larsen, the former Chairman & Chief Executive Officer of Goodrich Corporation, to the Board last September. Marshall’s profound leadership experience and superb knowledge of the aerospace industry will be a great asset to the Board and our Company.

As always, we value your ongoing participation and support of United Technologies Corporation, and we remain committed to delivering world-class performance and creating long-term value for our shareowners.

Sincerely,

Louis R. Chênevert

Chairman & Chief Executive Officer

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	i

United Technologies Corporation One Financial Plaza Hartford, CT 06103

March 15, 2013

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

Annual Meeting Date: April 29, 2013

Time: 2:00 p.m. Eastern Daylight Time (doors open at 1:30 p.m.)

Location: Oglethorpe Auditorium, Savannah International Trade and Convention Center,

                1 International Drive, Savannah, Georgia

AGENDA:

1.	Election of the twelve director nominees listed in the Proxy Statement.
2.	Appointment of the firm of PricewaterhouseCoopers LLP as Independent Auditor for 2013.
3.	An advisory vote to approve the compensation of our named executive officers.
4.	Other business if properly raised.

Shareowners of record of UTC Common Stock at the close of business on March 1, 2013 and their representatives authorized by proxy will be entitled to attend and vote at the meeting.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. Most shareowners have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

This year we will again seek to conserve natural resources and reduce costs by electronically disseminating annual meeting materials as permitted by the Securities and Exchange Commission. Many shareowners will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing these materials via the internet. You can also request mailed paper copies if you prefer.

Because seating is limited, please request a ticket in advance by following the instructions on page 68. For security reasons, please be prepared to show photo identification as well. If you need special assistance because of a disability, please contact our Corporate Secretary’s Office by calling (860) 728-7870, sending an email to: corpsec@corphq.utc.com, or writing to: Corporate Secretary, UTC, One Financial Plaza, Hartford, CT 06103.

We look forward to seeing you at the meeting.

Peter J. Graber-Lipperman

Vice President, Secretary & Associate General Counsel

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit the web site listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

BY TELEPHONE Call the telephone number on your proxy card	IN PERSON Attend the Annual Meeting in Savannah, Georgia

PLEASE CONFIRM YOUR PREFERENCE FOR ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS.

You can expedite delivery and avoid costly mailings by confirming in advance your preference for electronic delivery. For further information on how to take advantage of this cost-saving service, please see page 71 of the Proxy Statement.

ii	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Proxy Statement Summary

This summary highlights selected information in this Proxy Statement. Please review the entire Proxy Statement and the 2012 UTC Annual Report before voting.

2012 PERFORMANCE HIGHLIGHTS

2012 was a year of transformation and strong performance for UTC, despite challenging economic conditions. We delivered excellent results for our shareowners and took strategic steps to position the Company for long-term, sustainable growth.

Acquired Goodrich Corporation and an increased interest in IAE International Aero Engines AG	Sales from continuing operations:	Earnings per share from continuing operations:	Dividend payments to shareowners:	Total shareowner return:
	$57.7 billion	$5.35	$1.8 billion	15%

2012 EXECUTIVE COMPENSATION HIGHLIGHTS

Our compensation program is designed to create incentive compensation opportunities for our executives that align with our shareowners’ long-term interests. Since our last Annual Meeting, we have modified our compensation program to further enhance this alignment, conform to current best practices and respond to input from our investors:

We reduced the benchmark for long-term incentive awards for members of our Executive Leadership Group (“ELG”) from the 65th to the 50th percentile of our Compensation Peer Group (“CPG”)
For 2013, we will use net income, rather than earnings per share, as our primary financial metric for our annual incentive awards
We have extended the earnings per share growth measurement period for performance share units from a one-year incremental to a three-year cumulative period
We have eliminated perquisite allowances for members of our Executive Leadership Group
Our Proxy Statement now discloses more information about how we establish financial targets for our incentive plans

Our Chairman & Chief Executive Officer (“CEO”) received 89% of his 2012 compensation in contingent, performance-based incentives. For our other named executive officers (“NEOs”), the percentage of contingent, performance-based compensation was, on average, 88%.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	iii

Proxy Statement Summary (continued)

MATTERS FOR SHAREOWNER VOTING

At this year’s Annual Meeting, we are asking our shareowners to vote on the following matters:

Proposal 1: Election of Directors

The Board recommends a vote FOR the election of the director nominees named in this Proxy Statement. See pages 1 through 8 for further information on the nominees.

Proposal 2: Appointment of PricewaterhouseCoopers LLP for 2013

The Board recommends a vote FOR this proposal. See page 65 for details.

Proposal 3: Advisory Approval of Executive Compensation

The Board recommends a vote FOR this proposal. See pages 66 and 67 for details.

BOARD NOMINEES

You are being asked to cast votes for twelve directors. Directors are elected annually by majority voting, and eleven of our twelve nominees meet the New York Stock Exchange (“NYSE”) governance standards for director independence.

						Committee Memberships
Name	Age	Director Since	Occupation	Independent	Other Public Boards	A	N&G	C&ED	F	PIR
Louis R. Chênevert	55	2006	UTC Chairman & CEO		0				M
John V. Faraci	63	2005	Chairman & CEO, International Paper	X	2	M	M		Ch
Jean-Pierre Garnier	65	1997	Operating Partner, Advent International	X	2		M	Ch		M
Jamie S. Gorelick	62	2000	Partner, WilmerHale	X	1			M	M	M
Edward A. Kangas	68	2008	Former Chairman & CEO, Deloitte, Touche, Tohmatsu	X	3	Ch		M	M
Ellen J. Kullman	57	2011	Chair & CEO, DuPont	X	1				M	M
Marshall O. Larsen	64	2012	Former Chairman, President & CEO, Goodrich	X	2				M	M
Harold McGraw III	64	2003	Chairman, President & CEO, McGraw-Hill	X	2		M	M	M
Richard B. Myers	71	2006	Ret. General, U.S. Air Force	X	3	M	M			M
H. Patrick Swygert	69	2001	President Emeritus, Howard University	X	1	M		M		M
André Villeneuve	68	1997	Former Chair, London Int’l Reg. Strat. Group	X	0	M			M	M
Christine Todd Whitman	66	2003	President, Whitman Strategy Group	X	1		M		M	Ch

A  Audit    N&G  Nominations & Governance    C&ED  Compensation & Executive Development    F  Finance    PIR  Public Issues Review

M Member
Ch Chair

iv	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Proxy Statement Summary (continued)

GOVERNANCE HIGHLIGHTS

As part of UTC’s commitment to high ethical standards, our Board follows sound governance practices. These practices are described in more detail in our Governance Guidelines, which can be found in the Governance section of our web site.

Independence	— 11 out of our 12 nominees are independent. — Our CEO is the only management director. — All but one of the Board Committees that met during 2012 are composed exclusively of independent directors.
Independent Lead Director	— We have an independent Lead Director, selected by the independent directors. — The Lead Director serves as liaison between management and the other non-management directors.
Executive Sessions	— The independent directors regularly meet in private without management. — The Lead Director presides at these executive sessions.
Board Oversight of Risk Management

—     Our Board reviews UTC’s systematic approach to identifying and assessing risks faced by UTC and our business units.

—     The Audit Committee reviews our overall enterprise risk management policies and practices, financial risk exposures and the delegation of risk oversight responsibilities to other Board Committees.

Stock Ownership Requirements

—     Our independent directors must hold at least $480,000 of UTC Common Stock within five years of joining the Board.

—     Our CEO must, within five years of attaining the position, hold UTC Common Stock valued at six times base salary.

—     Members of our Executive Leadership Group must, within five years of joining the group, hold UTC Common Stock valued at three times base salary.

Board Practices

—     Our Board annually reviews its effectiveness as a group.

—     Nomination policies are adjusted as needed to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience.

—     Directors may not stand for election after age 72.

Accountability	— All directors stand for election annually. — In uncontested elections, directors must be elected by a majority of votes cast.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	v

Proxy Statement. The Board of Directors of United Technologies Corporation (“UTC”, the “Company” or the “Corporation”) is soliciting proxies to be voted at our 2013 Annual Meeting of Shareowners on April 29, 2013 and at any adjournment or postponement of the meeting. We expect that this Proxy Statement will be mailed and made available to shareowners beginning on or about March 15, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be held on April 29, 2013. UTC’s Proxy Statement for the 2013 Annual Meeting, and our Annual Report to Shareowners for 2012 are both available free of charge at www.proxyvote.com. References in this Proxy Statement and accompanying materials to Internet web sites are for the convenience of readers. Information available at or through these web sites is not incorporated by reference in this Proxy Statement.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Proposal 1: Election of Directors

We are seeking your support in electing the twelve candidates that we have nominated to serve on our Board. We believe that these nominees have qualifications consistent with our position as a large, diversified industrial corporation with operations throughout the world. We also believe that these nominees have the experience and perspective to guide the Company as we continue to compete in a broad range of markets around the world, innovate, and adjust to rapidly changing technologies, business cycles and competition.

BOARD MEMBERSHIP CRITERIA AND NOMINATION PROCESS The Board and its Committee on Nominations and Governance believe that it is important that our directors, as a group, have the following attributes:
— Loyalty to the interests of UTC and its shareowners

— The highest integrity

— Diversity of perspectives

— Senior corporate leadership experience

— Public company board experience

— Global/international expertise

— Industry/technical expertise

— Financial expertise

— Government or public policy expertise

— An objective, independent and informed approach to business decisions

— Extensive knowledge, experience and judgment

— A willingness to devote the considerable time necessary to fulfill a director’s duties

— An appreciation of the role of the corporation in society

Individuals on our Board also bring other special skills and qualifications to the table. These include experience in the financial services industry and in academia, expertise in sustainability and environmental issues, and knowledge of systems and technology.

Our Board believes it is critical to our success to have directors who not only represent the interests of shareowners, but also bring a diversity of perspectives to Board deliberations and Company oversight. The Committee on Nominations and Governance regularly reviews with the Board the qualifications that are most important in selecting candidates to serve as directors, taking into account UTC’s diverse operations and the mix of capabilities and experience represented on the Board. As part of its annual evaluation of its effectiveness as a group, the Board considers whether its composition as a whole reflects a mix of skills and perspectives that is appropriate to meet the Company’s needs. Based on these considerations, we make adjustments in the priorities we give to different qualifications when identifying candidates.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	1

Proposal 1: Election of Directors (continued)

Diversity

While we do not have a specific policy on diversity of the Board, our Governance Guidelines provide that candidates for the Board should contribute to the diversity of perspectives in Board deliberations, in addition to being objective, independent and informed. The Committee on Nominations and Governance seeks accomplished and highly qualified candidates who have broad experience and perspective to oversee the global operations of a large and diversified industrial public company. We believe our Board reflects a broad diversity of professional backgrounds, skills and experiences.

Four director nominees have worked outside the United States
Three director nominees are women
One director nominee is African-American

The Committee considers candidates who are suggested by directors, management and shareowners and who meet the qualifications UTC seeks in its directors. The Board’s policy is that it will consider director candidates recommended by shareowners. A shareowner may recommend a director candidate by submitting a letter addressed to the Corporate Secretary. The Company may also engage search firms from time to time to assist in identifying and evaluating qualified candidates.

NOMINEES

Our entire Board is elected annually by our shareowners. The Board, upon the recommendation of the Committee on Nominations and Governance, has nominated the twelve nominees listed on the following pages, each of whom is a current director. The Board has determined that each of the nominees listed brings strong skills and extensive experience to the Board, giving the nominees as a group the appropriate skills to exercise the Board’s oversight responsibilities.

Current director Richard D. McCormick is not standing for re-election and will retire from the Board on April 29, 2013 in accordance with UTC’s Corporate Governance Guidelines, which require directors to retire from the Board as of the annual meeting following the attainment of age 72. The Directors extend their sincere appreciation to Mr. McCormick for his dedicated service as a member of UTC’s Board of Directors, as Lead Director and as Chairman of the Board’s Committee on Nominations and Governance.

2	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Proposal 1: Election of Directors (continued)

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE FOR EACH OF THE FOLLOWING NOMINEES:

LOUIS R. CHÊNEVERT

Mr. Chênevert was elected Chairman & Chief Executive Officer in January 2010. He previously served as President and Chief Executive Officer from April 2008 through December 2009, as President and Chief Operating Officer from March 2006 through April 2008, and as President of the Pratt & Whitney division of UTC from April 1999 through March 2006. Mr. Chênevert is a member of the Executive Committee of The Business Council, a member of the US-India CEO Forum and Business Roundtable, and is a founding director and Chairman of the Board of Directors for the Friends of HEC Montréal and Chairman of HEC Montréal’s International Advisory Board. He also serves on the Board of Directors of Cargill and the Congressional Medal of Honor Foundation, and is Chairman of the Yale Cancer Center’s Advisory Board. In 2005, Mr. Chênevert was inducted as a Fellow of the American Institute of Aeronautics and Astronautics (AIAA).

Skills and Expertise

—   Demonstrated leadership skills

—   Extensive operating executive experience acquired in major aerospace and advanced technology businesses with global activities

—   Experienced in driving operational excellence and development of innovative technologies

—   Attainment of financial objectives under a variety of economic and competitive conditions

Chairman & Chief Executive Officer, United Technologies Corporation
Age: 55 Director since 2006
Committees: Executive Finance

JOHN V. FARACI

Mr. Faraci has served as Chairman and Chief Executive Officer of International Paper (paper, packaging and distribution) since 2003. Earlier in 2003, he was elected President and a director of International Paper, and previously served as Executive Vice President and Chief Financial Officer, with additional corporate responsibility for the company’s former majority-owned New Zealand subsidiary, Carter Holt Harvey. Mr. Faraci joined International Paper in 1974. He also serves on the Board of PPG Industries, Inc. and is Chairman of the U.S. Section of the US-Brazil CEO Forum. Mr. Faraci also serves on the Board of Directors of the American Forest & Paper Association, the National Fish and Wildlife Foundation, the Board of Trustees of the American Enterprise Institute, the Moscow School of Management—SKOLKOVO Advisory Board and the Denison University Board of Trustees.

Skills and Expertise

—    Active Chief Executive Officer

—    Extensive leadership experience at a large international corporation with worldwide operations

—    Audit committee financial expert, based on oversight of CFO and prior experience as CFO

—    Experience overseeing extensive strategic changes in business portfolio

—    Commitment to responsible stewardship of natural resources and sustainability reporting

Chairman & Chief Executive Officer, International Paper
Age: 63 Director since 2005
Committees: Audit Finance Nominations & Governance

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	3

Proposal 1: Election of Directors (continued)

JEAN-PIERRE GARNIER

Dr. Garnier is currently an Operating Partner at Advent International (global private equity). He previously served as Chief Executive Officer of Pierre Fabre SA from 2008 to 2010 and as Chief Executive Officer and Executive Member of the Board of Directors of GlaxoSmithKline plc from 2000 to 2008. Dr. Garnier served as Chief Executive Officer of SmithKline Beecham plc in 2000 and as Chief Operating Officer and Executive Member of the Board of Directors of SmithKline Beecham plc from 1996 to 2000. Dr. Garnier is also a director of Renault S.A., Chairman of Actelion Ltd. (biopharmaceuticals) and Chairman of Cerenis Therapeutics (biopharmaceutical development). In 2009, he was made a Knight Commander of the British Empire. In 2007, he was promoted from Chevalier to Officier de la Légion d’Honneur of France. In 2006, he was named to the global list of top 20 CEOs by the Best Practice Institute. Dr. Garnier was previously Chairman of NormOxys, Inc. from 2010 to 2011, and a board member of the Stanford Advisory Council on Interdisciplinary Biosciences, Weill Cornell Medical College and the Dubai International Capital Advisory Board. He is a member of the Board of Trustees of the Paul Newman Foundation.

Skills and Expertise

—    Broad international perspective

—    Experience as CEO for two large public companies

—    Experience integrating large companies post-merger

—    Extensive expertise in executive compensation practices in U.S. and Europe

Operating Partner, Advent International
Age: 65 Director since 1997
Committees: Compensation & Executive Development Nominations & Governance Public Issues Review

JAMIE S. GORELICK

Ms. Gorelick is a Partner at the international law firm of WilmerHale, which she joined in 2003. She represents companies on regulatory, compliance, governance and enforcement issues. She has held numerous positions in the U.S. government, serving as Deputy Attorney General of the United States, General Counsel of the Department of Defense, Assistant to the Secretary of Energy, and a member of the bipartisan National Commission on Terrorist Threats Upon the United States. Ms. Gorelick is currently a member of the Defense Policy Board. She serves on the boards of the John D. and Catherine T. MacArthur Foundation, the Washington Legal Clinic for the Homeless, and The Urban Institute. Ms. Gorelick is a member of the Council on Foreign Relations and the Trilateral Commission. She became a member of the Board of Directors of Amazon.com, Inc. in 2012, and previously served as a director of Schlumberger, Ltd. from 2002 to 2010.

Skills and Expertise

—   Extensive experience in government, which is beneficial to UTC as a major government contractor

—   Expertise counseling on complex litigation, investigation and compliance matters

—   Provides important insights on government relations, public policy and contracting matters

Partner, WilmerHale
Age: 62 Director since 2000
Committees: Compensation & Executive Development Finance Public Issues Review

4	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Proposal 1: Election of Directors (continued)

EDWARD A. KANGAS

Mr. Kangas served as Chairman and Chief Executive Officer of Deloitte, Touche, Tohmatsu (audit and tax services) from 1989 to 2000. He has served as Non-Executive Chairman of the Board at Tenet Healthcare Corporation since July 2003, and is a Board member of Hovnanian Enterprises Inc., Intuit Inc. and Intelsat S.A. Mr. Kangas served as a director of Allscripts Healthcare Solutions, Inc. from 2010 to 2012, and previously served as a director of Eclipsys Corporation from 2004 to 2010. He is a past Chairman of the National Multiple Sclerosis Society and is an Executive Committee member of the Committee for Economic Development.

Skills and Expertise

—   Extensive financial and accounting expertise acquired through oversight of audits of public companies in diverse industries

—   Experience as CEO of a major accounting firm and as chair of other public companies

—   Audit committee financial expert

Former Chairman & Chief Executive Officer, Deloitte, Touche, Tohmatsu
Age: 68 Director since 2008
Committees: Audit Compensation & Executive Development Finance

ELLEN J. KULLMAN

Mrs. Kullman has served as Chair of E.I. du Pont de Nemours and Company (basic materials and innovative products and services for diverse industries) since January 2010. She has also served as Chief Executive Officer of DuPont since January 2009 and as a director of DuPont since 2008. Mrs. Kullman served as President of DuPont from October 2008 to December 2008. From June 2006 through September 2008, she served as Executive Vice President responsible for DuPont Coatings & Color Technologies, DuPont Electronic & Communication Technologies, DuPont Performance Materials, DuPont Safety & Protection, Marketing & Sales, Pharmaceuticals, Risk Management, and Safety & Sustainability. Prior to that, Mrs. Kullman was Group Vice President-DuPont Safety & Protection. She is a member of the US-India CEO Forum, the Business Council, and the executive committee of SCI-America. Mrs. Kullman is co-chair of the National Academy of Engineering Committee on Changing the Conversation: From Research to Action. She is on the Board of Trustees of Tufts University and serves on the Board of Overseers at Tufts University School of Engineering. Mrs. Kullman formerly served as a director of General Motors Company from 2004 to 2008.

Skills and Expertise

—   Active CEO of innovative S&P 100 company with global operations

—   Experience in application of market-driven science to new product development

—   Insights in implementation of business strategies in global markets

Chair & Chief Executive Officer, E.I. duPont de Nemours and Company
Age: 57 Director since 2011
Committees: Finance Public Issues Review

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	5

Proposal 1: Election of Directors (continued)

MARSHALL O. LARSEN

Mr. Larsen was Chairman, President and Chief Executive Officer of Goodrich Corporation from 2003 until July 2012, when Goodrich was acquired by UTC. He was elected as President and Chief Operating Officer of Goodrich in February 2002, and as a director in April 2002. From 1995 through January 2002, Mr. Larsen served as Executive Vice President of Goodrich and President and Chief Operating Officer of Goodrich Aerospace. Mr. Larsen joined Goodrich in 1977. Mr. Larsen is a former Chairman of the U.S. Aerospace Industries Association, and serves as a director of Lowe’s Companies Inc., Becton, Dickinson and Company, and the Federal Reserve Bank of Richmond. He is active in numerous community activities.

Skills and Expertise

—    Extensive business and leadership experience

—    In-depth knowledge of aerospace industry, conditions affecting the industry and key customers

—    Broad experience and insights in governance, regulatory and management issues facing large public companies

Former Chairman, President & Chief Executive Officer, Goodrich Corporation
Age: 64 Director since 2012
Committees: Finance Public Issues Review

HAROLD MCGRAW III

Mr. McGraw has been Chairman of the Board of The McGraw-Hill Companies (global information services) since 1999 and President and Chief Executive Officer of McGraw-Hill since 1998. Mr. McGraw was President and Chief Operating Officer of McGraw-Hill from 1993 to 1998. He is also a director of Phillips 66, and previously served as a director of ConocoPhillips from 2005 to 2012. Mr. McGraw is Chairman of the International Chamber of Commerce, the President’s Advisory Committee for Trade Policy & Negotiations, and the Emergency Committee for American Trade. He also serves on the US-India CEO Forum and the executive committee of The Business Roundtable. In addition, he serves on the boards of many organizations including the Committee Encouraging Corporate Philanthropy, the Council for Economic Education, the New York Public Library, Carnegie Hall, and the National Academy Foundation.

Skills and Expertise

—   Active CEO of global business

—   Expertise on transformational changes to business portfolios

—   Focus on enhancements to shareowner value in diverse and challenging economic conditions

Chairman, President & Chief Executive Officer, The McGraw-Hill Companies
Age: 64 Director since 2003
Committees: Compensation & Executive Development Nominations & Governance Finance

6	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Proposal 1: Election of Directors (continued)

RICHARD B. MYERS

General Myers, Retired U.S. Air Force General, served as Chairman of the U.S. Joint Chiefs of Staff from 2001 to 2005. He was the principal military adviser to the President, Secretary of Defense, and the National Security Council. He was appointed Vice Chairman by President Clinton, which included acting as Chairman of the Joint Requirements Oversight Council, Vice Chairman of the Defense Acquisition Board, and member of the National Security Council Deputies Committee and the Nuclear Weapons Council. He also serves on the boards of Aon Corporation, Deere & Company, Northrop Grumman and Rivada Networks. General Myers is the Foundation Professor of Military History at Kansas State University and holds the Colin Powell Chair for National Security Leadership, Character and Ethics at the National Defense University. He is a member of the Defense Health Board.

Skills and Expertise

—   Deep experience in military, global security and geopolitical issues of significant relevance to UTC’s businesses

—   Provides important perspectives on organizational transformation, government relations and civic issues

—    Insights into organizational adjustment to diverse economic and regulatory challenges

Ret. General, U.S. Air Force and Former Chairman, Joint Chiefs of Staff
Age: 71 Director since 2006
Committees: Audit Nominations & Governance Public Issues Review

H. PATRICK SWYGERT

Mr. Swygert served as President of Howard University from 1995 to 2008. He served as President of the University at Albany, State University of New York from 1990 to 1995, and as Executive Vice President of Temple University from 1987 to 1990. He also serves on the Board of Directors of The Hartford Financial Services Group Inc. Mr. Swygert served as a director of Fannie Mae from 2000 to 2008. He is also a member of the Advisory Council for the Smithsonian Institution’s National Museum of African American History and Culture, the D.C. Emancipation Commemoration Commission, and the Eisenhower Fellowship Foundation.

Skills and Expertise

—   Extensive leadership skills

—   Provides important perspectives on organizational transformation, government relations and civic issues

—   Insights into organizational adjustment to diverse economic and regulatory challenges

President Emeritus, Howard University
Age: 69 Director since 2001
Committees: Audit Compensation & Executive Development Public Issues Review

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	7

Proposal 1: Election of Directors (continued)

ANDRÉ VILLENEUVE

Mr. Villeneuve served as Chairman of the City of London’s International Regulatory Strategy Group from 2006 to 2012. He served as Non-Executive Chairman of LIFFE (now part of NYSE Euronext group), the London futures and derivatives exchange, from 2003 to 2009. He was an executive director of Reuters from 1989 to 2000. He was Chairman of Instinet Corp., an electronic brokerage subsidiary of Reuters, from 1990 to 1999, and Executive Chairman from 1999 to 2002. Mr. Villeneuve was Chairman of Promethee, the French think tank, from 1998 to 2002 and non-executive director of Aviva PLC from 1996 to 2006. He served as a non-executive director of IFRI (Institut Français des Relations Internationales) from 2003 to 2009 and EuroArbitrage from 2003 to 2009. He is a non-executive director of the Lloyds Franchise Board and IFSL (International Financial Services London). He serves on the Advisory Council of TheCityUK and on several City of London steering groups.

Skills and Expertise

—    Broad international perspective

—    Extensive expertise on financial markets and complex securities

—    Audit committee financial expert

—    Insights into financial market and economic trends

Former Chairman, City of London’s International Regulatory Strategy Group
Age: 68 Director since 1997
Committees: Audit Finance Public Issues Review

CHRISTINE TODD WHITMAN

Governor Whitman served as Administrator of the U.S. Environmental Protection Agency from January 2001 through June 2003. She was Governor of the State of New Jersey from 1994 through 2001. Governor Whitman has served as President of The Whitman Strategy Group (environmental and public policy consulting) since December 2004. She is a member of the Board of Directors of Texas Instruments Incorporated, S.C. Johnson & Son, Inc., the Council on Foreign Relations and the American Security Project. In addition, she serves on the Board of Trustees of the Eisenhower Fellowship Foundation and as Chair of its Executive Committee, the Senior Advisory Committee of the Institute of Politics at Harvard University and the Steering Committee of The Cancer Institute of New Jersey. Governor Whitman also is a member of the National Council of the National Parks Conservation Association.

Skills and Expertise

—   Provides important perspectives on environmental, public policy and government relations issues

—   Extensive leadership experience in U.S. and state executive functions

—   Insights into current and developing environmental and public policy issues

President, The Whitman Strategy Group
Age: 66 Director since 2003
Committees: Nominations & Governance Finance Public Issues Review

8	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Corporate Governance

OUR COMMITMENT TO SOUND CORPORATE GOVERNANCE

UTC is committed to strong corporate governance practices designed to maintain high standards of oversight, integrity and ethics, while promoting growth in long-term shareowner value.

Our governance structure enables independent, experienced and accomplished directors to provide advice, insight and oversight to advance the interests of the Company and our shareowners. UTC has long maintained sound governance standards, as found in our Code of Ethics, Governance Guidelines, systematic approach to risk management, and commitment to transparent financial reporting and strong internal controls.

We encourage you to visit the Governance section of our web site (www.utc.com/governance) where you will find detailed information about corporate governance at UTC, including:

Our Corporate Governance Guidelines
Charters for our Board Committees
Our Code of Ethics
Our Certificate of Incorporation and Bylaws
Information about our Ombudsman/DIALOG program, which allows UTC employees to raise questions confidentially and outside the usual management channels
How shareowners and other interested persons may address concerns to the Board of Directors

DIRECTOR INDEPENDENCE

The Board has adopted independence standards for directors that satisfy the corporate governance requirements for companies listed on the New York Stock Exchange (“NYSE”). You can find more details about these standards in our Corporate Governance Guidelines.

The Board has determined that all of the nominees for election at the Annual Meeting, other than Mr. Chênevert, are independent of UTC under these independence standards. Specifically, none of the nominees, other than Mr. Chênevert, has a business, financial, family or other relationship with UTC that is considered to be material under UTC’s independence standards (other than their relationship as a director and shareowner). In determining the independence of our directors, the Board considered all relevant facts and circumstances, including charitable contributions that UTC made to non-profit organizations with which some nominees are or have been associated. It also considered sales and purchases of products and services, in the ordinary course of business, between UTC (or its subsidiaries) and companies where some nominees are or have been employed as officers or serve as directors.

In all cases that the Board considered for 2010, 2011 and 2012, the payments UTC made or received, and the charitable contributions it made fell well below the thresholds in our independence standards (the greater of $1 million or 2% of total gross revenues of the other organization). None exceeded 0.5% of the other organization’s total revenues. The following table shows the relationships that existed in 2012 and were considered by the Board in determining the independence of nominees.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	9

Corporate Governance (continued)

DIRECTOR INDEPENDENCE DETERMINATIONS: RELATIONSHIPS CONSIDERED

Director	Organization	Type of Organization	Director’s Relationship to Organization	Type of Transaction, Relationship or Arrangement of that Organization with UTC	Total 2012 Payments
John V. Faraci	International Paper	corporation	Chairman & Chief Executive Officer	Purchases from UTC, principally elevator and air conditioning services and products; sales to UTC of paper products.	$1,784,000; $4,338,000
	Denison University	educational institution	board member	Contributions received from UTC.	(1)
Jean-Pierre Garnier	Actelion Ltd.	corporation	Chairman	Purchases from UTC, principally air conditioning services and products.	$1,000
	Cerenis Therapeutics	corporation	Chairman	Purchases from UTC, principally air conditioning services and products.	$1,000
Edward A. Kangas	Tenet Healthcare	corporation	Non-Executive Chairman	Purchases from UTC of air conditioning services and products.	$138,000
Ellen J. Kullman	DuPont	corporation	Chair & Chief Executive Officer	Purchases from UTC, principally elevator and air conditioning services and industrial products; sales to UTC of materials.	$3,575,000; $33,437,000
	Tufts University	educational institution	board member	Contributions received from UTC.	(1)
Harold McGraw III	The McGraw-Hill Companies	corporation	Chairman, President & Chief Executive Officer	Fees paid by UTC for credit ratings in connection with debt securities issued by UTC and fees for industry statistics and reports.	$2,767,000
	The New York Public Library	public library	board member	Contributions received from UTC.	(1)
H. Patrick Swygert	Howard University	educational institution	professor; former President	Purchases from UTC, principally elevator services and products; contributions and recruiting fees received from UTC.	$594,000; $54,000(1)
	Eisenhower Fellowship Foundation	non-profit providing fellowships to mid-career emerging leaders	board member	Charitable contributions received from UTC.	(1)
Christine Todd Whitman	Eisenhower Fellowship Foundation	non-profit providing fellowships to mid-career emerging leaders	board member	Charitable contributions received from UTC.	(1)

(1)	The total amount of UTC’s contributions for 2012 to each of the non-profit organizations identified in this table did not exceed $300,000 and the average contribution was approximately $53,312.

10	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Corporate Governance (continued)

BOARD LEADERSHIP STRUCTURE

CHAIRMAN

The Committee on Nominations and Governance reviews our governance practices and leadership structure. Under UTC’s Governance Guidelines, the decision as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined is made based on the best interests of UTC in light of the circumstances at the time, rather than under a fixed policy. Currently these roles are combined, with Mr. Chênevert serving as both the Chairman of the Board and the Chief Executive Officer. Given UTC’s strong financial performance over extended periods, the Board considers that the Company has been well served by this combined leadership structure over the years. In view of UTC’s complex and diverse operations, the Board believes that the current combined leadership structure enables us to act quickly, efficiently and decisively as we face challenges and opportunities. This structure also fosters consistent internal and external communication of critical strategies and business priorities.

INDEPENDENT LEAD DIRECTOR AND NON-MANAGEMENT DIRECTORS

The Board believes that UTC’s unitary leadership structure is appropriately balanced by the role of the Lead Director and the fact that all members of the Board other than Mr. Chênevert are independent. Our non-management directors meet in regularly scheduled executive sessions without any members of management present. From time to time, they also choose to meet in unscheduled, ad hoc executive sessions. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.

The Lead Director, who must be a non-management director, is selected by the other non-management directors. For the past four years, Richard D. McCormick has served as Lead Director. The Lead Director’s duties include:

presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors;
serving as liaison between the Chairman and the non-management directors;
calling meetings of the non-management directors;
participating with the Chairman in planning and setting schedules and agendas for Board meetings;
determining with the Chairman the quality of information directors should receive and when they should receive it;
annually communicating to the CEO the Board’s evaluation of his or her performance; and
performing such other functions as the Board may direct.

The Board believes that the existence of an independent Lead Director, with defined responsibilities that include participation in planning meeting agendas, facilitates its oversight of risk management and its communication with management. The Lead Director and each of the other non-management directors is free at any time to raise matters at Board and committee meetings.

MAJORITY VOTING FOR DIRECTORS

Under UTC’s Bylaws, in order for a director to be elected at the annual meeting, a majority of the votes cast with respect to the director’s election must be cast “for” the director. Abstentions and broker non-votes are excluded from calculation of the vote results. In an uncontested election of directors, any incumbent director who receives a greater number of votes “against” his or her election than votes “for” his or her election must, under our Corporate Governance Guidelines, promptly tender his or her resignation to the Board’s Committee on Nominations and Governance. The Committee then recommends to the Board whether to accept or reject the resignation, and the Board must make a decision by 90 days after the date of the meeting at which the election took place. Any director who tendered a resignation does not participate in this decision. The Company must then promptly file a Report on Form 8-K with the Securities and Exchange Commission (“SEC”) in which it publicly discloses and explains the Board’s decision on the resignation.

If a director’s resignation is accepted, the Committee recommends to the Board whether to fill the vacancy or to reduce the size of the Board.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	11

Corporate Governance (continued)

BOARD COMMITTEES

The standing committees of the Board include: the Audit Committee, the Committee on Nominations and Governance, the Committee on Compensation and Executive Development, the Finance Committee and the Public Issues Review Committee. Each of these committees, other than the Finance Committee, is composed exclusively of directors determined by the Board to be independent.

The charter of each committee is available on UTC’s web site at http://www.utc.com/Governance/Board+of+Directors.

AUDIT COMMITTEE	The Audit Committee assists the Board in its oversight of the integrity of UTC’s financial statements, the qualifications and independence of the Independent Auditor, and UTC’s policies and practices to assess and manage exposure to risk. Each year the Committee nominates, for appointment by shareowners, an accounting firm to serve as Independent Auditor. The Committee is responsible for the compensation, retention and oversight of the Independent Auditor. The Board has determined that Directors Faraci, Kangas, McCormick and Villeneuve are audit committee financial experts within the meaning of the rules of the Securities and Exchange Commission.
2012 Meetings: 8
Edward A. Kangas (Chair) John V. Faraci Richard D. McCormick Richard B. Myers H. Patrick Swygert André Villeneuve

COMMITTEE ON NOMINATIONS AND GOVERNANCE	The Committee on Nominations and Governance identifies and periodically reviews the qualifications that the Board uses to select candidates for service as a director. When there is a vacancy on the Board, the Committee identifies, evaluates and recommends candidates to be nominated by the Board for election by our shareowners (or to be elected by the Board if it needs to fill a vacancy arising between shareowner meetings). The Committee also reviews and recommends to the Board appropriate governance practices and compensation for directors. When a Board vacancy arises, the Committee seeks to identify the most capable candidates available who meet the Board’s criteria for nomination and will be able to serve the best interests of all shareowners. The Committee assesses the effectiveness of UTC’s nomination policies on an annual basis, as part of the Board’s evaluation of its effectiveness as a group. For more information about how the Committee identifies candidates, see the discussion of Board membership criteria and the nomination process in Proposal 1—Election of Directors on page 1 of this Proxy Statement.
2012 Meetings: 4
Richard D. McCormick (Chair) John V. Faraci Jean-Pierre Garnier Harold McGraw III Richard B. Myers Christine Todd Whitman

COMMITTEE ON COMPENSATION AND EXECUTIVE DEVELOPMENT

The Committee on Compensation and Executive Development has the responsibilities described in the Compensation Discussion and Analysis that begins on page 21 of this Proxy Statement. These include reviewing and overseeing executive compensation and development programs, determining what corporate goals and objectives are relevant to CEO compensation and setting the CEO’s compensation based on an evaluation of performance in light of these goals and objectives. In addition, the Committee reviews long-term incentive plans and annual incentive compensation and oversees compensation policies and practices as they relate to risk management.

The Committee also makes compensation decisions affecting the executive officers and the members of UTC’s Executive Leadership Group (the “ELG”), consisting of approximately 25 to 30 of UTC’s most senior executives. The CEO and the Senior Vice President, Human Resources & Organization determine the compensation of other executives and oversee compensation program administration. The Committee also reviews management development and succession policies and programs.

While the Chairman & CEO and the Senior Vice President, Human Resources & Organization attend Committee meetings regularly by invitation, the Committee, subject to Board oversight, is the final decision maker regarding the compensation paid to each of the named executive officers listed in UTC’s proxy statement and the other members of the ELG. It also oversees compensation practices for other executive officers. The Committee considers certain matters in executive session. The Committee’s Chair reports to the Board on actions taken at each meeting.

The Committee has authority to retain, approve fees for and terminate independent advisers to assist in fulfillment of its responsibilities.

2012 Meetings: 6
Jean-Pierre Garnier (Chair) Jamie S. Gorelick Edward A. Kangas Richard D. McCormick Harold McGraw III H. Patrick Swygert

12	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Corporate Governance (continued)

FINANCE COMMITTEE	The Finance Committee reviews and makes recommendations to the Board on the management of the Company’s financial resources, strategies and plans for significant acquisitions and divestitures and their financial impact, and progress on pending and completed transactions. The Committee also reviews significant financing programs in support of business objectives; policies with respect to investments and uses of cash; significant capital appropriations; dividend policies; share repurchase programs; risks and exposures related to capital structure, liquidity, financing, pension funding, and investment performance; insurance programs; investment of pension assets and other significant transactions.
2012 Meetings: 4
John V. Faraci (Chair) Louis R. Chênevert Jamie S. Gorelick Edward A. Kangas Ellen J. Kullman Marshall O. Larsen Harold McGraw III André Villeneuve Christine Todd Whitman

PUBLIC ISSUES REVIEW COMMITTEE	The Public Issues Review Committee reviews and monitors UTC’s positions and responses to significant public policy issues, including but not limited to UTC’s policies and objectives with respect to safety and the environment and the Company’s compliance with related laws and regulations in the U.S. and other countries; plans and performance in furtherance of equal employment opportunities; significant legislative and regulatory issues that may affect the Company and its operations; actions and objectives in furtherance of corporate social responsibility; policies and priorities for contributions to charitable, educational and other tax-exempt organizations involved in the arts, civic and community affairs, education and health and human services; community relations programs; and UTC’s conduct of its public policy and government relations activities, including the activities of any political action committees. The Committee also reviews UTC’s annual Corporate Responsibility Report and oversees risk management policies and practices with regard to social responsibility, reputation, safety and the environment.
2012 Meetings: 4
Christine Todd Whitman (Chair) Jean-Pierre Garnier Jamie S. Gorelick Ellen J. Kullman Marshall O. Larsen Richard B. Myers H. Patrick Swygert André Villeneuve

MEETING ATTENDANCE

The Board met seven times during 2012. Each director attended 75% or more of the aggregate number of meetings of the Board and committees on which he or she served. The Board’s policy is that each director, if standing for re-election, should attend the Annual Meeting of Shareowners if his or her schedule permits. All of the current directors other than Mr. Larsen (who joined the Board in September) attended the last Annual Meeting held in April 2012.

DIRECTOR STOCK OWNERSHIP REQUIREMENTS

To strengthen alignment with the interests of shareowners, non-management directors are required to own shares of UTC Common Stock, deferred stock units or other Common Stock equivalents having a value equal to at least five times the applicable annual base cash retainer amount. Because the base retainer was set at $96,000 during 2012, this required non-management directors to own shares and equivalents with a market value of at least $480,000 within five years of joining the Board.

HOW WE MANAGE RISK

OUR RISK MANAGEMENT FRAMEWORK

UTC has adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations (“COSO”). Under our policies, the presidents of our major business units are responsible for identifying risks that could affect achievement of business goals and strategies, assessing the likelihood and potential impact of significant risks, and prioritizing risks and actions to be taken in response. The presidents of major business units report to the CEO on actions to monitor and manage significant risks in order to remain within UTC’s range of risk tolerance.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	13

Corporate Governance (continued)

BOARD OVERSIGHT

The CEO, Chief Financial Officer and General Counsel periodically report on UTC’s risk management policies and practices to relevant Board committees and to the full Board. The Audit Committee annually reviews major financial risk exposures and a number of operational, compliance, reputational and strategic risks, as well as practices to monitor and manage those risks. The Audit Committee also reviews UTC’s overall policies and practices for enterprise risk management, including the delegation of oversight for additional areas of risk to the appropriate Board committees. The Board as a whole also reviews risk management practices and a number of significant risks in the course of their reviews of corporate strategy, business plans, reports of Board committee meetings and other presentations.

BOARD AND COMMITTEE RISK OVERSIGHT RESPONSIBILITIES

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risk management process and structure, strategic risks associated with business plan, and other significant risks such as major litigation, business development risks, and succession planning.
Audit Committee	Major financial risk exposures; significant operational, compliance, reputational and strategic risks; and overall policies and practices for enterprise risk management.
Committee on Nominations and Governance	Risks and exposures related to corporate governance, leadership structure, effectiveness of Board and committee oversight; review of director candidates, conflicts of interest and director independence.
Committee on Compensation and Executive Development	Risks related to executive recruitment, assessment, development, retention and succession policies and programs; risks associated with compensation policies and practices, including incentive compensation.
Finance Committee	Risks and exposures related to capital structure, liquidity, financing, pension funding and investment performance, and significant capital transactions, including acquisitions and divestitures.
Public Issues Review Committee	Risks related to the environment and workplace safety, equal employment opportunity, responses to important public issues, government relations and other matters involving reputational risks.

COMPENSATION AND RISK MITIGATION

The Committee on Compensation and Executive Development (“the Committee”) believes that executive compensation should be contingent on performance relative to pre-established targets and objectives. Our executives must, however, achieve these targets and objectives in a manner consistent with legal standards, as well as UTC’s ethical standards and internal policies. Compensation should not be realized for accomplishments, however impressive, that compromise UTC’s standards and values.

Compensation arrangements, if not properly designed and administered, can encourage inappropriate and excessive assumption of risk and jeopardize long-term company performance and shareowner value. On the other hand, compensation incentives that are designed to reflect the appropriate balance between opportunity and risk will encourage executives to act in a manner consistent with this balance. UTC mitigates compensation-related risks to its long-term performance, ethical standards and reputation in the following ways:

—

Monitoring under Enterprise Risk Management Program (“ERM”). UTC’s comprehensive ERM program identifies, monitors and manages risk throughout the Company and its business units. The ERM identifies executive compensation as

14	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Corporate Governance (continued)

a potential risk factor that should be mitigated by emphasizing long-term compensation and choosing financial performance metrics that correlate with shareowner value. As detailed in this Proxy Statement, these mitigation factors are fundamental to our executive compensation program. The Board and the Audit Committee review UTC’s ERM on an annual basis.

—

Emphasis on Long-Term Performance. Consistent with the ERM, long-term incentives serve as the cornerstone of UTC’s compensation program. As shown in the chart on page 34, 72% of the value of CEO compensation derives from long-term incentives, compared with 17% for the annual cash bonus. A significant stake in future performance and share value mitigates the risk that an individual will pursue short-term opportunities that create undue risk to future company performance.

—

Shareowner and Employee Alignment. The Committee’s selection of performance metrics also encourages an appropriate balance between short-term and long-term objectives. The value of all long-term incentive awards, which are the most significant compensation element for our senior executives, correlates directly with our share price. For our medium-term awards, we gauge performance through metrics (earnings per share growth and relative total shareowner return targets) that relate to company-wide, sustainable performance. These broad-based measures do not reward selective or narrow objectives that may be achieved independent of the Company’s overall best interests. Earnings per share (“EPS”) growth and total shareowner return (“TSR”) also correlate strongly with shareowner value.

—

Executive Share Ownership Requirements. To further incentivize long-term focus on sustainable performance and shareowner value creation, we require our senior executives to own a significant amount of UTC Common Stock. In 2010, the Committee increased the CEO’s share ownership requirement from five to six times base salary. Mr. Chênevert’s actual holdings substantially exceed this requirement. Share holdings of other ELG members must equal three times their base salary within five years of appointment to the ELG.

—

Prohibition of Hedging. To avoid conflicts of interest that could undermine the goals of our share ownership policy and the focus on sustainable long-term growth, UTC prohibits directors and employees from entering into transactions involving short sales of our securities or put or call options based on our securities (except for options granted under UTC compensation programs).

—

Clawback Policy. UTC has a comprehensive policy on recoupment (“clawback”) of executive compensation. This policy applies to both our annual and long-term compensation programs. Clawbacks can result in significant financial penalties and award forfeitures in the event of misconduct or achievements detrimental to UTC’s broader interests, regardless of the executive’s level of measured performance. In the event of a financial restatement or recalculation of a financial metric applicable to an award, annual bonus payments and gains realized from vested long-term incentive awards can be recouped from any executive (including all NEOs) who was involved in an action found to have caused the restatement or recalculation. The amount subject to recoupment will, at a minimum, equal the difference between what the executive received and what he or she would have received under the corrected financials or metrics over at least the three-year period before the restatement. Clawbacks of bonuses, long-term incentive awards and compensation realized from prior awards are also required in other circumstances, including violations of our Code of Ethics, failure to meet employee health and safety standards, or exposing the Company to excessive risk, as determined under the ERM.

—

Post-employment Covenants. These arrangements prohibit ELG members from engaging in activities after termination or retirement that are detrimental to UTC, such as disclosing proprietary information, soliciting UTC employees and engaging in competitive activities. Violations can result in long-term incentive award clawbacks.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	15

Compensation of Directors

For 2012, the compensation of non-employee directors for service in the indicated capacities consisted of an annual cash retainer and deferred stock units with values as follows:

Compensation Structure For Non-Employee Directors

Element	Lead Director	Audit Committee Chair	Committee Chair	Audit Committee Member	Base Amount
Annual Cash Retainer	$112,000	$112,000	$102,000	$108,000	$96,000
Deferred Stock Units	$168,000	$168,000	$153,000	$162,000	$144,000
Total	$280,000	$280,000	$255,000	$270,000	$240,000

Directors may elect to receive the annual cash retainer entirely in deferred stock units (“DSUs”). The number of deferred stock units credited to each director was calculated by dividing the cash value of the director’s compensation by $79.63, the NYSE closing price of UTC Common Stock on April 11, 2012, the date of the 2012 Annual Meeting. If a director served in multiple roles, his or her annual cash retainer and annual deferred stock unit award was based on the capacity for which the level of compensation is the highest. Effective April 29, 2013, the total base amount will increase by $20,000. Directors do not receive additional compensation for attending regularly scheduled Board and Committee meetings. However, they do receive an additional $5,000 for each special meeting they attend in person. There were no special meetings of the Board in 2012.

When UTC pays a dividend on Common Stock, each director’s deferred stock unit balance is credited with additional DSUs having a value equal to the dividend paid on the corresponding number of shares of UTC Common Stock. Following termination of a director’s service, DSUs are converted into shares of UTC Common Stock. At the election of the director, the distribution of shares of UTC Common Stock may be made in installments over a ten- or fifteen-year period.

Non-employee directors receive a one time $100,000 restricted stock unit award (“RSUs”) when first elected to the Board. This award vests ratably over five years and is distributed to the director in stock upon retirement, termination or death. RSUs receive dividend equivalents in the form of additional RSUs.

UTC maintains a Director’s Charitable Gift Program for directors elected prior to 2003, funded by life insurance on the lives of the participating directors. Directors elected after February 2003 are not eligible to participate in this program. Under this program, UTC will make charitable contributions totaling up to $1 million following the death of a director, allocated among up to four charities recommended by the director. Beneficiaries must be tax-exempt organizations under Section 501(c)(3) of the Internal Revenue Code (“IRC”). Donations are expected to be deductible by UTC from taxable income for federal and other income tax purposes. Directors derive no financial benefit from the program, since all insurance proceeds and tax deductions accrue solely to UTC.

16	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation of Directors (continued)

2012 Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Louis R. Chênevert	$0	$0	$0	$0
John V. Faraci	$0	$270,000	$0	$270,000
Jean-Pierre Garnier	$0	$255,000	$0	$255,000
Jamie S. Gorelick	$0	$240,000	$0	$240,000
Edward A. Kangas	$0	$280,000	$1,046(3)	$281,046
Ellen J. Kullman	$96,000	$144,000	$1,663(3)	$241,663
Marshall O. Larsen (4)	$0	$340,000	$679(3)	$340,679
Richard D. McCormick	$0	$280,000	$0	$280,000
Harold McGraw III	$0	$240,000	$0	$240,000
Richard B. Myers	$108,000	$162,000	$0	$270,000
H. Patrick Swygert	$108,000	$162,000	$16,533(5)	$286,533
André Villeneuve	$0	$270,000	$0	$270,000
Christine T. Whitman	$102,000	$153,000	$0	$255,000

(1)	Consists of annual retainer fees paid in cash in 2012.
(2)

Consists of the grant date fair value of deferred stock unit awards credited to the account of the director, including the portion of the director’s annual cash retainer that the director elected to receive in deferred stock units, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For Mr. Larsen, the amount shown in this column includes the one-time $100,000 restricted stock unit award received upon his election to the Board. The assumptions made in the valuation of these awards are set forth in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2012 Annual Report on Form 10-K. As of December 31, 2012, directors held the following:

Name	Number of Unvested RSUs Attributable to Initial $100,000 RSU Grant	Number of Deferred Stock Units, Restricted Shares and Vested RSUs	Number of Outstanding Stock Options
John V. Faraci	–	30,825	–
Jean-Pierre Garnier	–	66,319	21,000
Jamie S. Gorelick	–	39,288	20,400
Edward A. Kangas	417	21,759	–
Ellen J. Kullman	760	4,203	–
Marshall O. Larsen	1,269	3,073	–
Richard D. McCormick	–	59,640	–
Harold McGraw III	–	38,501	13,000
Richard B. Myers	–	19,708	–
H. Patrick Swygert	–	45,537	–
André Villeneuve	–	61,680	6,000
Christine T. Whitman	–	24,353	13,000

(3)	Reflects the value of dividend equivalents credited on unvested restricted stock units.
(4)

Mr. Larsen received certain change-in-control payments and benefits paid by Goodrich Corporation in connection with its merger with a UTC subsidiary in 2012, as more fully described in the Form 10-K/A filed by Goodrich on March 8, 2012, in Part III, Item 11, Executive Compensation, Potential Payments upon Termination or Change-in-Control (only the information describing Mr. Larsen’s payments and benefits in the referenced section of the Goodrich filing is incorporated herein by reference). These payments were not compensation for his service as a director of UTC.

(5)	Consists of a premium payment on a life insurance policy used to fund Mr. Swygert’s participation in the Directors’ Charitable Gift Program.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	17

Stock Ownership Information

This section contains required information about certain “beneficial owners” of our Common Stock.

DIRECTORS, BOARD NOMINEES, AND EXECUTIVE OFFICERS

The following table shows the number of shares of UTC Common Stock beneficially owned, as of March 1, 2013, by each director, each nominee, each of the named executive officers listed in the Summary Compensation Table on page 52, and all directors and executive officers as a group. Each director, nominee and executive officer, and the directors and executive officers as a group, beneficially owned less than 1% of the outstanding shares of UTC Common Stock as of that date. Except as explained in the footnotes to the following table, each person listed, and the members of the group, had sole voting power and sole investment power with respect to the shares shown.

Name	Shares Beneficially Owned
Louis R. Chênevert	2,619,550(1)
John V. Faraci	30,825
Jean-Pierre Garnier	91,029
Jamie S. Gorelick	77,595
Edward A. Kangas	22,176
Ellen J. Kullman	4,963
Marshall O. Larsen	9,774
Richard D. McCormick	109,794
Harold McGraw III	52,501
Richard B. Myers	19,708
H. Patrick Swygert	46,537
André Villeneuve	67,680
Christine T. Whitman	39,853
Alain M. Bellemare	323,818
Geraud Darnis	1,137,791
Gregory J. Hayes	667,615(2)
David P. Hess	145,104
Directors & Executive Officers as a group (23 in total)	6,383,848(3)

(1)

Includes 10,334 shares held in a family charitable foundation. Mr. Chênevert shares with family members voting and dispositive power with respect to such shares. In addition to these shares, Mr. Chênevert holds 12,053 deferred stock units equal in value to a corresponding number of shares of UTC Common Stock. These units are paid in cash upon distribution from the UTC Deferred Compensation Plan.

(2)

Includes 2,021 shares of Common Stock as to which Mr. Hayes’ spouse holds voting and investment power. In addition to these shares, Mr. Hayes holds 6,384 deferred stock units equal in value to a corresponding number of shares of UTC Common Stock. These units are paid in cash upon distribution from the UTC Deferred Compensation Plan.

(3)	Includes 1,546 shares of Common Stock as to which the spouse of an officer who is not a Named Executive Officer holds voting and investment power.

18	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Stock Ownership Information (continued)

The preceding table includes shares as to which the listed person or the members of the group had the right to acquire beneficial ownership within 60 days by exercising stock options or stock appreciation rights (“SARs”). In the case of non-management directors, it also includes shares as to which a director had the right to acquire beneficial ownership within 60 days as a result of the conversion of restricted stock units (“RSUs”) and deferred stock units (“DSUs”) upon resignation or retirement from the Board. The following table provides further detail as to the amounts of these shares and units included in the beneficial ownership table on the preceding page.

Name	Shares as to which listed person has right to acquire beneficial ownership within 60 days by exercise of stock options or SARs	Shares as to which listed person has right to acquire ownership within 60 days upon conversion of RSUs	Shares as to which listed person has right to acquire ownership within 60 days upon conversion of DSUs
L. Chênevert	2,144,000	–	–
J. Faraci	–	2,049	28,776
J. Garnier	13,000	–	59,919
J. Gorelick	20,400	–	35,288
E. Kangas	–	2,306	19,870
E. Kullman	–	1,330	3,633
M. Larsen	–	1,277	3,065
R. McCormick	–	–	56,440
H. McGraw III	13,000	2,737	35,764
R. Myers	–	1,809	17,899
H. Swygert	–	3,427	42,110
A. Villeneuve	6,000	–	56,880
C. Whitman	13,000	2,737	21,616
A. Bellemare	289,000	–	–
G. Darnis	997,500	–	–
G. Hayes	599,000	–	–
D. Hess	76,000	–	–
Directors & Executive Officers as a group (23 in total)	4,957,000	17,672	381,260

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	19

Stock Ownership Information (continued)

BENEFICIAL OWNERS OF OVER 5% OF UTC COMMON STOCK

The following table shows all holders known to us to be beneficial owners of more than 5% of the outstanding shares of Common Stock as of December 31, 2012.

Name and Address	Shares	Percent of Class
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	110,955,329(1)	12.1%(1)

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	57,724,464	6.3%

(1)

State Street Corporation, acting in various fiduciary capacities, reported in an SEC filing that as of December 31, 2012 it held sole voting power with respect to 0 shares of Common Stock, shared voting power with respect to 110,955,329 shares of Common Stock, sole dispositive power with respect to 0 shares of Common Stock, and shared dispositive power with respect to 110,955,329 shares of Common Stock. State Street Corporation also reported that its wholly-owned subsidiary, State Street Bank & Trust Company, held 69,714,784 of these shares in its capacity as Trustee for UTC’s Employee Savings Plan Master Trust. State Street Corporation disclaims beneficial ownership of the reported shares, except in its fiduciary capacity.

20	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

In this section, we discuss our compensation philosophy and describe the compensation programs for our Chairman & Chief Executive Officer (“CEO”) and our senior leadership team. We explain how the Committee on Compensation and Executive Development of our Board (“the Committee”) determines compensation for our senior executives and its rationale for specific 2012 decisions. We also discuss recent changes that the Committee made to advance its fundamental objective: aligning our executive compensation program with the long-term interests of UTC shareowners.

EXECUTIVE SUMMARY

Our executive compensation program design incentivizes financial results and effective strategic leadership, the key elements in building sustainable value for shareowners. We believe our program’s performance measures align the interests of our shareowners and senior executives by correlating the timing and amount of actual pay to our short-, medium- and long-term performance. Our program places great weight on ethical and responsible conduct in pursuit of these goals.

We actively seek and highly value feedback from shareowners and their advisors concerning our compensation program. Since our last Annual Meeting of shareowners, senior management has personally visited or held telephone conferences with institutional investors holding over 300 million shares of UTC Common Stock.

In addition, we have carefully benchmarked our compensation decisions against an appropriate group of peer companies, each one a potential competitor for the type of executive talent required to manage a complex, global, multi-industrial company like UTC.

In direct response to this year’s enhanced shareowner outreach and benchmarking, we have made several significant changes that, in our view, further strengthen the already well-established alignment of executive compensation to the interests of UTC shareowners.

2012 PERFORMANCE

Despite a challenging economic environment, we delivered strong performance in 2012, as reflected in our earnings, cash flow, share price and key strategic accomplishments. Our 2012 compensation decisions reflect these performance factors.

We believe that executive compensation should reflect and reward current fiscal year performance. However, our program prudently accounts for, and indeed emphasizes, long-term financial performance and actions taken by our senior leadership to strategically position UTC for future growth. We focus on sustainable performance and, therefore, allocate a significantly greater portion of compensation to longer-term goals and performance.

Our solid operational and financial progress in 2012 reflects senior leadership’s sharp focus on deploying our capital wisely, executing our business strategies effectively and achieving a balanced business mix. This focus enabled us to deliver value to our shareowners, notwithstanding weaker than expected end-market conditions globally, increased pension expense due to low discount interest rates and unfavorable currency exchange rates.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	21

Compensation Discussion and Analysis (continued)

Key Strategic Achievements

—

We completed the $18.3 billion acquisition of Goodrich Corporation—the largest aerospace acquisition ever. We believe that Goodrich, a global aerospace company with 2011 revenues of $8.1 billion, significantly enhances our reach in the aerospace market with expanded product offerings and increases our long-term growth potential. The increased scale and complementary products resulting from this transformational acquisition significantly advance UTC’s aerospace leadership at a time when we believe the commercial aerospace market is poised for growth.

—

We transformed the organization of our business units. UTC Propulsion & Aerospace Systems (“PAS”), under Alain Bellemare’s leadership, now oversees UTC Aerospace Systems (legacy Hamilton Sundstrand and the newly acquired Goodrich), as well as Pratt & Whitney. This newly integrated organization offers synergy opportunities and the potential to deliver greater value to UTC’s customers and shareowners.

—

We decided to divest multiple non-core businesses, including the legacy Hamilton Sundstrand Industrial businesses, Pratt & Whitney Rocketdyne, Pratt & Whitney Power Systems, UTC Power and Clipper Windpower. Proceeds from these transactions significantly reduced the debt required to finance the Goodrich acquisition.

—

We acquired controlling interest in the IAE International Aero Engines AG collaboration, enhancing Pratt & Whitney’s ability to transition existing customers to its new technology Geared Turbofan engines, while securing a larger portion of the aftermarket service business for existing V2500 engines.

—

Within our commercial business units, we increased efficiency by combining the Carrier and legacy UTC Fire & Security businesses into the new UTC Climate, Controls & Security (“CCS”) organization led by Geraud Darnis. As with the newly created UTC Propulsion & Aerospace Systems business, the combined organization provides opportunities for new synergies.

—	We invested more than $2 billion in company-funded research and development.

—	We paid down, ahead of schedule, $2 billion in debt incurred in connection with the Goodrich acquisition.

ACQUISITIONS +
Goodrich Corporation
IAE International Aero Engines AG
DIVESTITURES -
Hamilton Sundstrand Industrials
Pratt & Whitney Rocketdyne*
Pratt & Whitney Power Systems*
UTC Power*
Clipper Windpower
Non-core UTC Climate, Controls & Security businesses
* UTC has reached agreements to divest these businesses; however, as of 12/31/12, these transactions had not yet closed.

These strategic transactions further enhance our ability to serve the growing aerospace market, which we expect will generate shareowner value well into the future. We believe that these actions reflect our demonstrated core competency in assessing, buying and integrating businesses. We continually monitor and adjust our business unit portfolio. The Goodrich acquisition resulted directly from this ongoing process. We believe Goodrich presents as compelling an opportunity as the Sundstrand acquisition and merger that led to the formation of Hamilton Sundstrand in 1999. Operating profits of the combined entities have doubled on substantially increased revenues.

22	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

TRANSFORMING THE ORGANIZATION: FOCUSING ON THE CORE

The realignment of our core business units over the past two years allows us to take advantage of synergies across our aerospace and commercial businesses. We believe this consolidated organization provides new opportunities to maximize value for our shareowners and our customers.

*	Represents principal reporting segments.

Key Financial Results in 2012

—	Sales from continuing operations increased by 4% to $57.7 billion

—	Earnings per share equaled $5.35

—	$5.2 billion in free cash flow, well in excess of net income

—	Dividends paid on UTC Common Stock increased by 11.5%, marking the 76th consecutive year our shareowners have received dividends

—	Contributed $430 million to company pension plans. Our 84% funded ratio for U.S. pension obligations exceeds the median for our peer group

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	23

Compensation Discussion and Analysis (continued)

FINANCIAL RESULTS (3 AND 10 YEARS)*

* For 2012 and 2009, net income and diluted earnings per share metrics reflect continuing operations performance, as reported in the 2012 Annual Report on Form 10-K; 2002 net income and diluted earnings per share represent values reported in the 2002 Annual Report on Form 10-K and have not been adjusted for discontinued operations. For a definition of net income, earnings, free cash flow and other measures used for our incentive compensation plans and for reconciliation from cash flow to free cash flow, refer to page 46 of this Proxy Statement.

Total Shareowner Return

The Committee considers both year-over-year share price change and increased potential for long-term shareowner value when making compensation decisions. Macroeconomic factors and external market trends can create short-term volatility in share price. However, longer-term total shareowner return (“TSR”) is widely recognized by shareowners as an important measure of a company’s financial performance and therefore drives a substantial portion of our long-term compensation. Short-term incentives should focus on performance factors within management’s more immediate control that are also relevant for purposes of enhancing longer-term shareowner value. Near-term earnings growth and cash flow generation meet these criteria and are significant to shareowners. Accordingly, these performance measures underlie our annual bonus program.

For the ten-year period that ended on December 31, 2012, UTC’s 13% annualized TSR significantly outpaced both the Dow Jones Industrials (7%) and the S&P 500 (7%). For 2012, our 15% TSR exceeded the Dow Jones Industrials (10%), while falling slightly below the S&P 500 (16%). The following chart illustrates UTC’s TSR performance relative to our Compensation Peer Group (see page 32).

TOTAL SHAREOWNER RETURN: UTC VS. COMPENSATION PEER GROUP*

*TSR values are provided by Standard & Poor’s Capital IQ and are calculated on an annualized basis. For the Compensation Peer Group composite values, returns are calculated individually for each company within the peer group, then subsequently a weighted average is applied based on company market capitalization at the beginning of the measurement period.

24	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

RESPONSE TO 2012 SAY-ON-PAY VOTE

Following the 2012 Annual Meeting, we reviewed the results of the shareowner advisory vote on our 2011 executive compensation decisions. Approximately 61% of the total “for” and “against” votes cast supported our executive compensation decisions. This result was well below our 98% favorable vote in 2011. We were disappointed and immediately committed to responding with increased outreach efforts to identify the concerns underlying the reduced favorable vote. We were prepared to listen and respond.

Our Shareowner Outreach

We engaged with a broad cross-section of shareowners to solicit their feedback on UTC’s executive compensation programs. We conversed by telephone and in person with institutional shareowners, third-party consultants and proxy advisory firms. Some of our shareowners suggested certain modifications to our compensation programs to further reinforce the link with financial performance.

Following this expanded outreach process, the Committee reviewed an analysis of the following:

Results of the say-on-pay vote
Feedback we received during the outreach process
External market trends and practices
Staff compensation recommendations responsive to the most recent say-on-pay vote

Changes Made in 2012

After completing our analysis, we took several actions intended to enhance the alignment of our program elements with best practices and investor expectations. We made the following changes:

Reduced the long-term incentive award target for members of the Executive Leadership Group (including all NEOs) from the 65th to the 50th percentile of the CPG	Eliminated the perquisite allowance (i.e., 5% of salary) provided to all members of the Executive Leadership Group, prospectively effective February 2013
Changed the primary financial metric we use to determine awards under our annual incentive plan from earnings per share to net income, effective January 2013	Provided additional information in this Proxy Statement about how the Committee sets financial targets for our annual and long-term incentive plans
Shifted the earnings per share growth metric applicable to our performance share unit awards (“PSUs”) to a three-year cumulative growth target for awards granted on or after January 1, 2013	Clarified the relationship between the financial performance expectations announced to investors and the targets we set in our annual and long-term incentive plans

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	25

Compensation Discussion and Analysis (continued)

CEO PAY HIGHLIGHTS

Consistent with our core belief that pay for performance drives success, approximately 89% of Mr. Chênevert’s 2012 compensation consisted of variable, performance-based annual and long-term incentives. For example, stock appreciation rights (“SARs”) with a ten-year term make up a significant portion of Mr. Chênevert’s long-term incentives and directly link his long-term financial interests with UTC’s long-term TSR.

As explained on page 41 of this Proxy Statement, the Committee assessed Mr. Chênevert’s 2012 performance favorably. However, based on investor feedback, we benchmarked Mr. Chênevert’s 2013 long-term incentive award against the 50th percentile of the CPG rather than the previous 65th percentile target. As shown in the chart below, Mr. Chênevert’s 2012 total direct compensation decreased from $21 to $17 million, a 19% reduction from the previous year.

This compensation decrease resulted from the following Committee actions:

—	No 2012 base salary increase

—	An annual bonus aligned with the Corporation’s 2012 financial performance

—

A reduction in the value of Mr. Chênevert’s most recent long-term incentive grant (made on January 2, 2013), reflecting the Committee’s decision to reduce the long-term incentive target for members of the ELG from the 65th to 50th percentile of the CPG

As a result of these actions, Mr. Chênevert’s target total direct compensation is now approximately at the median of the market.

2011 VS. 2012 CEO TOTAL DIRECT COMPENSATION*

*	Total direct compensation is described in detail on page 37 of this Proxy Statement.
**	Reflects the grant date fair value of Mr. Chênevert’s 2013 long-term incentive award granted on January 2, 2013, calculated in accordance with FASB ASC Topic 718, but excluding the effects of estimated forfeitures. The grant consists of 284,000 SARs and 69,600 PSUs. The closing price of UTC Common Stock on the date of grant equaled $84.00 per share. SARs have a ten-year term from the date of grant. PSUs are subject to vesting contingent on the achievement of established performance criteria over a three-year performance period ending on December 31, 2015.

26	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

OTHER RECENT CHANGES IN OUR COMPENSATION PRACTICES

We continually monitor evolving governance practices and feedback from our shareowners and make changes on an ongoing basis. In addition to changes made since the last Annual Meeting, we have implemented the following significant program modifications in recent years to keep our program in line with best practices:

Executive Compensation:

—

Enhanced our ability to clawback executive compensation awards under our long-term and annual incentive plans in the event of misconduct by extending the time periods subject to clawback and broadening the elements of misconduct

—	Adjusted the Compensation Peer Group to further enhance alignment with investor expectations

—	Strengthened the link to shareowner value creation by adding performance share units with a relative TSR performance metric

—	Increased stock ownership requirements to six times base salary for our CEO and three times base salary for other members of the ELG

Change-in-Control Arrangements:

—	Closed the change-in-control severance program to new participants, effective in 2009

—	Significantly reduced existing change-in-control benefits by making the following adjustments:

–	Instituted a “double trigger” that generally eliminates benefit eligibility in the event of unilateral resignation

–	Decreased cash severance payments to 2.99 times the sum of base salary and target bonus

–	Removed parachute payment excise tax reimbursements and gross-up payments

–	Eliminated the three-year pension supplement

–	Eliminated the three-year continuation of healthcare and other benefits

Directors’ Compensation:

—	Increased the directors’ stock ownership requirements to five times their base annual cash retainer

—	Changed directors’ stock-based compensation from stock options to deferred stock units payable only upon retirement

Retirement Programs:

—	Eliminated defined benefit pensions for employees hired after January 1, 2010, while providing enhanced UTC Employee Savings Plan benefits

—	Announced the sunset of the traditional final average earnings pension formula, effective December 31, 2014, to be replaced by a cash balance formula

—

Consistent with the phase-out of traditional pension programs and the implementation of the new account balance approach to retirement design, UTC implemented the Savings Restoration Plan that provides benefits related to compensation above the Internal Revenue Code limit

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	27

Compensation Discussion and Analysis (continued)

OUR EXECUTIVE COMPENSATION PHILOSOPHY

Introduction

The Committee believes that executive compensation opportunities must align with and enhance long-term shareowner value. This core philosophy is embedded in all aspects of our executive compensation program and has allowed us to establish an important set of guiding principles. We believe these principles create a meaningful link between compensation outcomes and long-term, sustainable growth for our shareowners.

GUIDING PRINCIPLES

Pay for performance A substantial portion of compensation should be variable, contingent and directly linked to individual, company and business unit performance.

Shareowner alignment

The financial interests of executives should be aligned with the long-term interests of our shareowners through stock-based compensation and performance metrics that correlate with long-term shareowner value.

Long-term focus

For our most senior executives, long-term stock-based compensation opportunities should significantly outweigh short-term cash-based opportunities. Annual objectives should complement sustainable long-term performance.

Competitiveness

Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing UTC’s performance. Each element should be benchmarked relative to peers.

Balance

The portion of total compensation contingent on performance should increase with an executive’s level of responsibility. Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial and strategic business results.

Responsibility

Compensation should take into account each executive’s responsibility to act in accordance with our ethical, environmental, health and safety objectives at all times. Financial and operating performance must not compromise these values. The need for complete commitment to ethical and corporate responsibility is a fundamental belief underlying all aspects of our compensation program, from setting targets to conducting annual performance assessments.

28	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

HOW WE MAKE COMPENSATION DECISIONS

ROLE OF THE COMMITTEE ON COMPENSATION AND EXECUTIVE DEVELOPMENT

The Committee, which consists of six independent directors, is responsible for overseeing the development and administration of our executive compensation program. The Committee reviews and approves all aspects of our executive compensation program.

In this role, the Committee makes all compensation decisions for our CEO and approves all compensation recommendations for the other members of our Executive Leadership Group (“ELG”). The ELG is made up of approximately 25 to 30 of our most senior executives and includes all the Named Executive Officers (“NEOs”).

The Committee’s responsibilities include:

—	Reviewing and approving incentive plan targets and objectives

—	Assessing each ELG member’s performance relative to these targets and objectives

—	Evaluating the competitiveness of each ELG member’s total compensation package

—	Approving changes to an ELG member’s compensation elements, including base salary and annual and long-term incentive opportunities and awards

—	Designing executive compensation plans and programs

—	Engaging in an ongoing dialogue with UTC’s shareowners regarding executive compensation decisions and policies

The Senior Vice President, Human Resources & Organization, and the Human Resources staff, assist the Committee with these tasks.

The Committee’s charter, which sets out its objectives and responsibilities, can be found on our web site at: http://www.utc.com/StaticFiles/UTC/StaticFiles/compensation_charter.pdf

THE COMMITTEE’S PROCESS

The Committee maintains a structured process for the evaluation of Company, CEO and ELG members’ performance. At its annual February meeting, the Committee establishes strategic and financial objectives for the CEO for the upcoming year and for a longer-term period. At this meeting, it also evaluates the performance of the CEO and other NEOs.

A combination of qualitative and quantitative factors provides a broad and balanced assessment of performance.

PROCESS FOR PERFORMANCE EVALUATION

INTERNAL PERFORMANCE	EXTERNAL PERFORMANCE
Achievement versus previously established strategic, financial and operational goals	Relative financial performance using key financial metrics and share price performance versus peers over varying time periods

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	29

Compensation Discussion and Analysis (continued)

The CEO does not play any role in the Committee’s determination of his own compensation. However, he presents the Committee with recommendations for each element of compensation, including the level of base salary and annual and long-term incentive awards for the other members of the ELG, including the NEOs. Mr. Chênevert bases these recommendations upon his assessment of each individual’s performance, the performance of his or her respective business unit and/or function, benchmark information and retention risk. The Committee reviews the CEO’s recommendations, makes adjustments, as appropriate, and approves compensation changes at its sole discretion, subject to review by the other independent directors.

ROLE OF THE COMPENSATION CONSULTANT

During 2012, the Committee did not rely on an external compensation consultant to determine or recommend the amount or form of senior executive or outside director compensation. We did obtain market data from Towers Watson for benchmarking and other purposes. This benchmark data consists of widely available information that is generally accessible to other Towers Watson clients. Towers Watson did not make recommendations to the Committee or management on peer group composition or on the form, amount or design of executive compensation in 2012.

The Committee decided to retain Pearl Meyer & Partners (“Pearl Meyer”) to serve as its executive compensation consultant for 2013. Pearl Meyer reports directly to the Committee, participates in meetings as requested, and communicates with the Committee Chair between meetings as necessary. However, while Pearl Meyer may make recommendations on the form and amount of compensation, the Committee continues to make all decisions regarding the compensation of our NEOs, subject to review by the other independent directors.

Pearl Meyer provides research and analytical services on a variety of subjects, including the compensation of executive officers, non-employee directors’ compensation and executive compensation trends. Prior to the engagement, the Committee reviewed the consultant’s qualifications, as well as its independence and any potential conflicts of interest. Pearl Meyer does not perform other services for or receive other fees from UTC.

The Committee has the sole authority to modify or approve Pearl Meyer’s compensation, determine the nature and scope of their services, evaluate their performance, terminate the engagement and to hire a replacement or additional consultant at any time.

30	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

EXECUTIVE COMPENSATION PRACTICES

We strive to maintain sound compensation practices by continually monitoring the evolution of best practices. Here are some of the principal practices that we follow:

OUR COMPENSATION PRACTICES
Review of Pay versus Performance. The Committee continually reviews the relationship of the CEO’s compensation to the Company’s performance.

Rigorous Share Ownership Guidelines. Share ownership requirements for the CEO are six times base salary, three times base salary for the other NEOs and five times base annual cash retainer for non-employee directors.

Review of Compensation Peer Group. The Committee periodically reviews the CPG and makes adjustments, when appropriate, to further enhance market competitiveness and alignment with investor expectations.

No Employment Contracts. The Committee believes that fixed-term executive employment contracts with contractually guaranteed levels of compensation do not enhance shareowner value. Accordingly, our NEOs do not have employment contracts.

No Pledging of Shares. Pledging of UTC shares as collateral for loans or any other purpose is prohibited.

No Hedging. Directors and employees may not enter into short sales or purchase put or call options on UTC Common Stock.

No Repricing or Underwater Cash Buyouts. SARs and stock option exercise prices are set at the grant date market price and may not be reduced (except to adjust for stock splits or similar transactions) without shareowner approval. In addition, our plans prohibit executives from selling their interest in any equity incentive awards.

No Perquisite Allowances. The Committee has reduced the perquisite allowance by 60% over the years to 5% of base salary. The perquisite allowance has been eliminated prospectively, except for the continuation of the executive leased-vehicle program.

Clawback of Compensation. We have broadened the definition of “misconduct” and extended the time period covered under our clawback policy.

Review and Amend Charter. The Committee reviews its charter regularly to incorporate best in class governance practices.

Use of Double Triggers. Effective 2009, all change-in-control severance arrangements for ELG members have double rather than single triggers. This means that a change-in-control will not automatically entitle an executive to severance. The executive must lose his or her job or suffer a significant adverse change to employment terms and conditions following a change-in-control to qualify for this benefit.

No New Change-in-Control Arrangements. Effective 2009, change-in-control arrangements are no longer provided to new Executive Leadership Group members.

No Tax Gross-Ups. UTC no longer provides excise tax reimbursements and gross-ups in the event of a change-in-control.

No Continuation of Retirement and Healthcare Benefits. Effective 2009, UTC eliminated the three-year continuation of retirement and healthcare benefits that was previously a feature of our change-in-control arrangements.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	31

Compensation Discussion and Analysis (continued)

COMPETITIVE POSITIONING

PEER GROUP BENCHMARKING

To evaluate market competitiveness, we compare our compensation program to compensation at the 24 companies that make up our Compensation Peer Group (“CPG”). These companies provide a relevant comparison based on their similarity to us in size and complexity, taking into account factors such as their revenues, market capitalization, global scope of operations and diversified product portfolios. Like UTC, 13 of these 24 companies are Dow Jones Industrial Average components. This year we determined that our increased revenues and expanded business operations, resulting from the Goodrich acquisition, warranted the substitution of two larger companies, FedEx Corp. and Siemens AG, in place of two smaller companies, International Paper Co. and Tyco International, Inc. Siemens AG’s product portfolio, global reach and size all parallel UTC’s. FedEx Corp., like UTC, is a Fortune 100 company with broad service offerings. For compensation benchmarking purposes, the Committee believes that a mix of both industry and non-industry peers provides a balanced and realistic perspective on competition for the pool of potential senior executive talent.

In addition to the CPG data, we look at other Fortune 100 companies and a broader sample of over 400 companies. This information provides useful insight on compensation trends and supplements CPG data, when appropriate.

We do not use the CPG as a benchmark for our financial performance targets because the evaluation of corporate financial performance involves different factors than compensation measurements relevant to competition for executive talent.

The Compensation Peer Group includes the following companies:

COMPENSATION PEER GROUP
	3M Co.* AT&T Inc.* Boeing Co.* Caterpillar Inc.* Deere & Co. Dow Chemical Co. E. I. duPont de Nemours & Co.* Emerson Electric Co.	FedEx Corp. General Dynamics Corp. General Electric Co.* Hewlett-Packard Co.* Honeywell International Inc. Intel Corp.* IBM Corp.* Johnson & Johnson*	Johnson Controls, Inc. Lockheed Martin Corp. Northrop Grumman Corp. Pfizer Inc.* Procter & Gamble Co.* Siemens AG Raytheon Co. Verizon Communications Inc.*
	Revenue** (in millions)	Market Capitalization** (in millions)	Employees**
25th Percentile 50th Percentile 75th Percentile UTC	$35,505 $55,064 $88,187 $57,708	$29,609 $53,346 $138,780 $75,356	91,069 127,000 198,003 218,300
UTC Rank	54%	63%	77%

*	Included in the Dow Jones Industrial Average as of 12/31/2012.
**	Peer company data provided by Standard & Poor’s Capital IQ based on the most recent publicly available information (as of February 19, 2013), with adjustments by Standard & Poor’s in several cases related to non-operating income or expense, equity in earnings of unconsolidated subsidiaries, interest income, and non-recurring special items such as discontinued operations or gains on the sale of securities.

32	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

CHANGES IN COMPENSATION BENCHMARKS

We believe that the value of each UTC compensation element should be targeted to align with market practice.

Historically, we have targeted our base salary and annual bonus at the median of the CPG, while maintaining a 65th percentile CPG target for long-term incentive awards. However, in response to investor feedback and to better align with competitive market practice, the Committee reduced the long-term incentive target from the 65th to the 50th percentile of the CPG, effective October 2012. Going forward, including for the January 2013 grants, the long-term incentive award target for ELG members will be the 50th percentile of the CPG.

Individual awards will fall above or below these targets, based on factors such as company and individual performance, job scope, retention risk and other factors that the Committee, in its discretion, determines to be relevant and consistent with program objectives.

HOW WE STRUCTURE OUR COMPENSATION

The following elements make up our compensation program:

PRINCIPAL ELEMENTS OF COMPENSATION

Element	Form
Base Salary	Cash
Annual Incentives	Cash
Long-Term Incentives	Performance Share Units (50% of total annual grant value) Stock Appreciation Rights (50% of total annual grant value)
Retirement	Pension Supplemental Pension 401(k) Savings Plan Supplemental Savings Plan

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	33

Compensation Discussion and Analysis (continued)

EMPHASIS ON CONTINGENT COMPENSATION

The total compensation of each NEO and other ELG members is substantially contingent on performance. The Committee selects individual and business performance metrics designed to link actual compensation amounts with factors that contribute to shareowner value.

Fixed compensation elements, such as base salary, pension and other benefits, are designed to be sufficiently competitive for recruitment and retention purposes. However, these fixed elements make up a relatively small portion of total executive compensation.

The following charts illustrate the basic pay mix for our CEO and our other NEOs:

PAY MIX

*For both pay mix charts, base salary, annual bonus, long-term incentives and all other compensation elements are disclosed in the Summary Compensation Table on page 52.

34	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

LINKING PAY TO PERFORMANCE

The Committee uses a combination of metrics and time horizons to promote and reward superior financial performance.

PERFORMANCE METRICS AND TIME HORIZONS

Annual Bonus	• Free Cash Flow to Net Income Ratio • Earnings Growth • Strategic Achievements	Short-Term Primary Goals: • Earnings growth • Cash flow
Performance Share Units	• EPS Growth • Relative TSR*	Medium-Term Primary Goals: • Earnings growth • Share price appreciation
Stock Appreciation Rights	• Stock Price	Long-Term Primary Goals: • Earnings growth • Share price appreciation

ONE YEAR	THREE YEARS	TEN YEARS

*TSR, as calculated by Standard & Poor’s, is based on the November/December average closing stock prices immediately prior to, and at the conclusion of, the three-year performance cycle.

HOW WE SET OUR FINANCIAL TARGETS

Each year we establish financial and strategic objectives with quantitative targets that determine annual and long-term incentive award opportunities for ELG members. We strive to set financial targets that are both challenging and realistic.

Annual Incentive Plan

In 2012, our annual incentive plan incorporated two quantitative performance measures: (1) earnings versus a pre-established target; and (2) the ratio of free cash flow to net income. The Committee sets both these performance targets to align with the financial performance expectations we publicly communicate to investors each December with respect to the upcoming year. We typically set the target for earnings per share at the midpoint of the range communicated to investors. We believe this methodology represents a fair and reasonable target that aligns appropriately with our business plan for the year. Linking our bonus target to the performance range we publicly provide to our investors ensures a reasonable and challenging bonus opportunity.

Our earnings per share expectations provide investors with management’s assessment of both the opportunity and the risks for the upcoming year. In addition, these expectations provide a credible and reliable basis for setting the annual bonus target. The quality of our investor relations function has been regularly recognized by Institutional Investor magazine. We believe our long track record of transparency should give investors added confidence in our process of establishing annual bonus financial targets to align with the expectations we communicate to our shareowners.

For 2013, the Committee changed the earnings metric from earnings per share to net income. The net income calculation differs from earnings per share in that it is not affected by the Company’s share repurchases. The Committee believes that net income, while highly correlated with EPS, better measures the operating performance of the Company.

Long-Term Incentive Plan

In the Committee’s view, both absolute and relative metrics are relevant for the Corporation’s long-term incentive plan. For that reason, in determining PSU awards, we employ both an earnings growth metric based on the Company’s absolute performance and a total shareowner return metric based on our performance relative to the S&P 500. Each metric receives a 50% weighting.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	35

Compensation Discussion and Analysis (continued)

Beginning in 2013, the Committee elected to shift back to a cumulative three-year earnings growth performance target, based upon our three-year strategic business plan. Driven by the recession that began in 2008, unpredictable and volatile macroeconomic factors created difficulty in setting three-year cumulative earnings growth targets. As a result, for PSU grants made over the past three years, earnings growth targets had been set in one-year increments. The Committee now believes that a challenging, attainable and reliable cumulative three-year earnings target can once again be set. This change aligns with feedback we received from our investors.

With the transition to a three-year cumulative EPS growth measurement period, awards granted in January 2012 will be measured in two segments. One-third of the EPS portion of the award will vest contingent upon UTC’s 9% 2012 EPS growth target. The remaining two-thirds of the EPS portion of the award will vest based upon UTC’s 10% two-year cumulative EPS growth target for the period from January 1, 2013 to December 31, 2014.

For the total shareowner return metric, we believe that a median level of performance versus the S&P 500 should equate to a median level of long-term compensation. By design, below-median TSR relative to the S&P 500 results in below-median compensation and above-median TSR results in above-median compensation.

2012 FINANCIAL PERFORMANCE ASSESSMENT

Annual Incentive Plan

When the Committee set the 2012 bonus targets in December 2011, an agreement to acquire Goodrich had been announced, but regulatory approval was still pending. Because the acquisition would materially affect 2012 financial performance, two different targets were established, one to apply if the Goodrich acquisition closed, and the other if it did not close. The Committee approved an earnings per share target of $6.00 to apply if the Goodrich acquisition did not close. Alternatively, the Committee also approved an earnings per share target for the annual incentive plan of $5.50, to account for the $0.50 per share expected dilution associated with the targeted mid-year closing of the Goodrich acquisition. While the Committee traditionally sets targets to align with the midpoint of the range communicated to investors each December for the upcoming year, for 2012 the Committee selected earnings per share targets equal to the high end of the ranges communicated to investors.

During 2012 we approved plans for the divestiture of several non-core businesses to help fund the Goodrich acquisition and sharpen our focus on our core businesses. The aggregate size of these divestitures was significant. For that reason, certain of these businesses were then accounted for as “discontinued operations” during the divestiture process. In order to more accurately evaluate 2012 financial performance, the Committee determined that earnings per share from continuing operations was a more appropriate measure of performance for the annual incentive plan. Accordingly, the 2012 earnings per share target from continuing operations (adjusted for Goodrich) for the annual incentive plan equaled $5.28. 2012 actual earnings per share from continuing operations were $5.35, well in excess of target.

For the individual business units, the Committee approved earnings growth targets ranging between 1% and 12% based on the assessment of each business unit’s end-market conditions and specific challenges.

Also at the December 2011 meeting, consistent with past practice, the Committee approved a target of 100% free cash flow to net income as a multiplier of the earnings growth metric. Similar to our earnings growth target, the 100% free cash flow to net income target aligns with the expectations we communicated to investors in December 2011 for the upcoming year. We believe cash flow performance correlates with the quality and sustainability of earnings performance. 2012 free cash flow to net income equaled 108%.

36	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

Long-Term Incentives

At the end of 2011, the earnings per share expectations for 2012 that we announced to investors were in the range of $5.80 –$6.00 (excluding the impact of the potential Goodrich acquisition) and $5.30 – $5.50 (including the impact of the potential Goodrich acquisition). The Committee selected the high end of this range as the basis for its 2012 earnings per share target. As discussed above, we subsequently adjusted this EPS target for the annual incentive plan to $5.28 to exclude the results of discontinued operations. This target was also approved for the 2012 performance measurement periods within our 2010, 2011 and 2012 PSU grants.

In 2012, performance share units granted in 2010 under our long-term incentive plan vested at 97% of target. We believe this below target award level accurately aligns the compensation our executives actually received with the financial performance of the Company over this three-year period. See page 47 for a detailed discussion of PSU vesting targets.

HOW WE LOOK AT ANNUAL COMPENSATION

The Committee considers multiple criteria in reviewing annual CEO and NEO compensation:

—	Total compensation, as reported in the Summary Compensation Table (see page 52)

—	Total direct compensation

—	Realizable compensation

How Total Direct Compensation Differs from the Summary Compensation Table

Total direct compensation includes base salary, annual bonus and long-term incentive awards. It excludes changes in pension value, non-equity incentive payouts related to prior awards and performance periods, and fixed compensation arrangements, such as Company 401(k) matching contributions. These elements have little relevance to 2012 company or individual performance or any of the Committee’s 2012 compensation decisions. Excluding these elements, therefore, renders a more accurate and current assessment of executive compensation at UTC.

CEO TOTAL DIRECT COMPENSATION VS. SUMMARY COMPENSATION TABLE (2012)

Compensation Element	2012 Summary Compensation Table (in thousands)	2012 Total Direct Compensation (in thousands)
Salary	$1,700	$1,700
Annual Bonus	$3,500	$3,500
Stock Awards	$7,804 (1/3/12 grant date)	$6,381 (1/2/13 grant date)
SAR Awards	$7,029 (1/3/12 grant date)	$5,387 (1/2/13 grant date)
Non-Equity Incentive Compensation	$1,186	N/A
Change in Pension Value	$5,772
All Other Compensation	$571
Total	$27,562	$16,968

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	37

Compensation Discussion and Analysis (continued)

As the table makes clear, total direct compensation differs materially from total compensation reported in the Summary Compensation Table for the following reasons:

Stock / SAR Awards. Under the total direct compensation approach, the long-term incentive award that Mr. Chênevert received on January 2, 2013 related directly to the Committee’s evaluation of his 2012 performance. The Summary Compensation Table, while in compliance with SEC rules, reports awards in the year they are granted. In our case, this reflects the Committee’s evaluation of 2011 performance. The Committee assessed Mr. Chênevert’s performance in December 2012 based upon that year’s known financial, operational and strategic results. This performance assessment, in conjunction with the Committee’s recently adopted CPG median long-term incentive target, resulted in an $11.8 million award, which is approximately a 21% reduction from the prior year’s award.

Non-Equity Incentive Compensation. The approximately $1.2 million disclosed in the Summary Compensation Table reflects cash payments under a performance plan that concluded in 2005. The performance measurement period for payments under that program ended in 2007. When setting 2012 performance-based compensation for the CEO, we do not consider cash payments from a legacy program that was retired many years ago to be relevant. All payments under this terminated program will cease on or before December 31, 2014. We also note that these payments are based upon UTC Common Stock dividends and are contingent on holding, rather than exercising, vested stock options.

Change in Pension Value. The Committee reviews the CEO’s pension each year but does not consider annual changes in pension value when determining his annual total direct compensation for several reasons. First, the current low interest rate environment inflates the present value of Mr. Chênevert’s pension, as reported in the Summary Compensation Table. Second, Mr. Chênevert participates in a broad-based pension plan with the same benefit formula applicable to all U.S. salaried employees. This pension plan is not related to our executive compensation program and does not measure individual or company performance. Furthermore, we are phasing out our current final average earnings pension formula and, effective December 31, 2014, replacing it with a cash balance formula. This will reduce the CEO’s future pension opportunity by approximately $10 million. In addition, Mr. Chênevert’s annual change in pension value will drop significantly beginning in 2013 and even more so in 2014 and 2015 following the replacement of the final average earnings pension formula. While Mr. Chênevert’s 2012 change in pension value reported in the Summary Compensation Table approximates $5.8 million, for 2013 we estimate that this value will drop to $3.05 million and to less than $3 million in 2014. Our pension plan design and formulas put us at the median of pension arrangements among our peer group.

How Realizable Compensation Differs from the Summary Compensation Table

The values reported in our Summary Compensation Table and total direct compensation include the estimated value of long-term incentive awards at the time of grant. This estimated value often differs significantly from the values ultimately received by our senior executives. To assess our pay for performance alignment, we look at realizable compensation, which reflects the actual current value of outstanding long-term incentive awards from prior years.

Realizable compensation provides clarity on how compensation outcomes are influenced by company performance. This is particularly important at UTC because equity-based awards account for the most significant portion of the total compensation of our CEO and other executive officers. Because the Committee believes that long-term, equity-based compensation drives long-term growth, consideration of actual and potential values realizable from awards granted in prior years is a highly relevant factor in assessing the effectiveness of our compensation program’s continued ability to align with our shareowners’ long-term interests.

38	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

CEO REALIZABLE COMPENSATION (2010—2012)

(in thousands)	2010	2011	2012
Salary	$1,448	$1,569	$1,657
Annual Bonus	$2,900	$3,400	$4,000
Long-Term Incentives
Option / SAR Awards	$5,387	$2,795	$2,266
PSU Awards	$4,742	$5,516	$7,364
Total Long-Term Incentives	$10,129	$8,311	$9,630
Non-Equity Incentive Compensation	$1,299	$1,252	$1,220
Total Realizable Direct Compensation	$15,776	$14,532	$16,507
Other Compensation	$169	$182	$203
Total Realizable Compensation	$15,945	$14,714	$16,710

	Definitions
Salary	Average annual base salary for the year shown and the preceding two years.
Annual Bonus	Average annual bonus for the year shown and the preceding two years.
Option / SAR Awards	The average annual in-the-money value of options and SAR awards (vested and unvested) granted during the prior three fiscal years, calculated based on the stock price at the end of the third year.

The average annual value of vested and unvested PSU awards granted in the prior three fiscal years, calculated based on the stock price at the end of the third year. For the completed three-year performance cycles, the calculation is based on the actual number of shares vested. For the two uncompleted three-year performance cycles, the calculation assumes that the target number of shares is earned.

PSU Awards	Grant Date	Actual Shares Vested	Vesting (as % of target)
	1/2/2008	44,806	86%
	1/2/2009	51,510	51%
	1/4/2010	84,390	97%
	1/3/2011	Awards not yet vested;
	1/3/2012	target number of shares reflected
Non-Equity Incentive Compensation

Average annual value of cash dividend equivalents, paid over the prior three fiscal years, on awards granted prior to 2006 under the legacy Continuous Improvement Incentive Plan. This legacy program will expire in 2014.

Other Compensation

Average annual value of other direct compensation for the year shown and the preceding two years. Excludes indirect compensation elements, such as life insurance premiums, company contributions to the UTC 401(k) and Savings Restoration Plan and changes in pension value.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	39

Compensation Discussion and Analysis (continued)

CEO REALIZABLE COMPENSATION VS. SUMMARY COMPENSATION TABLE

The following chart compares the 2010, 2011 and 2012 CEO Summary Compensation Table values versus realizable compensation values. Over the past three years, the correlation between realizable compensation and TSR has been stronger than the correlation between Summary Compensation Table values and TSR.

PAY DECISIONS FOR NAMED EXECUTIVE OFFICERS (NEOs)

In this section, we review and explain specific NEO compensation decisions.

LOUIS CHÊNEVERT, CHAIRMAN & CHIEF EXECUTIVE OFFICER

Mr. Chênevert’s total direct compensation for 2012 equaled $17 million, a 19% decrease from total direct compensation earned in 2011. Our 2012 performance was strong from multiple perspectives, including financial, operational and strategic. The decrease in total direct compensation is explained primarily by the Committee’s decision to reduce the CEO’s long-term incentive target from the 65th to the 50th percentile of the CPG. As discussed earlier, this decrease is not reflected in the Summary Compensation Table.

CEO TOTAL DIRECT COMPENSATION

	Year-End Decisions (in millions)
Compensation Element	2011	2012
Base Salary — No increase in 2012	$1.7	$1.7
Annual Incentive Award — 2012 performance generated a bonus opportunity equal to 123% of target	$4.5	$3.5
Long-Term Incentive Awards — Stock Appreciation Rights	Reflects 1/3/12 Grant $7.0 SARs	Reflects 1/2/13 Grant $5.4 SARs
— Performance Share Units — Year-over-year reduction driven by shift from 65th to 50th percentile benchmark	+ $7.8 PSUs	+ $6.4 PSUs

	$14.8 Total	$11.8 Total
Total	$21.0	$17.0

40	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

Mr. Chênevert’s performance assessment was conducted by the Lead Director of our Board and subsequently reviewed with the entire Board. The evaluation included a review of UTC’s performance relative to the annual incentive plan’s EPS growth and free cash flow to net income targets (see page 36), as well as individual performance and leadership.

With respect to performance metrics, UTC achieved EPS of $5.35 versus a target of $5.28. The ratio of free cash flow (see page 46 to see how we compute free cash flow) to net income equaled 108%. In combination, these performance factors generated a Corporate Office financial performance factor of 123%.

Significant strategic accomplishments led to a highly favorable assessment of Mr. Chênevert’s individual performance in 2012. UTC successfully closed the Goodrich acquisition and has demonstrated exceptional execution in the integration process. Goodrich and Hamilton Sundstrand are organized under UTC Aerospace Systems (“UTAS”). This new structure has facilitated the integration of these businesses, with fourth quarter results already showing meaningful realization of synergies from this combination. Under Mr. Chênevert’s leadership, the decision to divest multiple non-core businesses increased our focus on our most significant businesses. Proceeds from these sales accelerated the reduction of debt associated with the Goodrich acquisition and reduced the dilutive impact to our shareowners, thereby enhancing future earnings potential.

Strategic vision and achievements were not limited to the aerospace side. The newly formed UTC Climate, Controls & Security (“CCS”) organization integrates Carrier and the UTC Fire & Security businesses under a single senior management team with significant efficiencies and a more coordinated approach to our markets. Realigning UTC’s business units in a fundamental way, through UTAS and CCS, demonstrates long-term vision. In the Committee’s view, this is the same type of long-term vision and leadership that led to the development and commercial acceptance of the Geared Turbofan engine (“GTF”). Portfolio transformation was the single most significant factor underlying the Committee’s favorable assessment of CEO performance in 2012. In recognition of these achievements, and in combination with the EPS and free cash flow to net income performance discussed above, the Committee awarded Mr. Chênevert a $3.5 million bonus for 2012 which aligns substantially with the Corporate Office’s financial performance factor of 123%.

OTHER NAMED EXECUTIVE OFFICERS

We base compensation decisions for all NEOs on their individual performance, as well as the overall performance of the Company and of their business units, if applicable. After reviewing these factors, the Committee determines each NEO’s award under the annual and long-term incentive plans and also sets NEO salaries for the upcoming year.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	41

Compensation Discussion and Analysis (continued)

2012 NEO TOTAL DIRECT COMPENSATION

The following table summarizes the Committee’s decisions for the 2012 performance year. Unlike the Summary Compensation Table, which includes the long-term incentive awards granted in 2012, the total direct compensation shown in the table below includes the most recent long-term incentive awards granted in January 2013. These 2013 awards reflect the Committee’s evaluation of 2012 performance:

Compensation Element (in thousands)	Hayes	Darnis	Bellemare	Hess
Base Salary	$840	$930	$725	$650
Annual Bonus Award	$1,200	$1,250	$1,150	$600
Stock Appreciation Rights	$2,030	$2,001	$1,906	$1,413
Performance Share Units	$2,402	$2,374	$2,264	$1,668
Total Direct Compensation	$6,472	$6,555	$6,045	$4,331

Gregory Hayes, Senior Vice President & Chief Financial Officer

Mr. Hayes received a $1.2 million annual incentive award. This award equaled 129% of his calculated 2012 annual bonus opportunity, slightly above the Corporate Office financial performance factor. The individual performance factors the Committee considered in determining this award were:

—	His key role in the acquisition of the Goodrich Corporation and the sale of several non-core UTC businesses, with the proceeds used to reduce equity issuance associated with the Goodrich acquisition.

—	His recognition by Institutional Investor magazine as the best Chief Financial Officer in the aerospace and defense sector.

—	His leadership in the issuance of approximately $16 billion in debt and short-term borrowings to finance the Goodrich transaction.

—	His key role in delivering EPS of $5.35 with free cash flow in excess of net income.

—	His effective supervision of our internal financial and accounting functions and adoption of emerging accounting and financial reporting standards.

Mr. Hayes’ annual bonus is based on his individual performance and the overall financial performance of United Technologies. UTC’s performance yielded a financial performance factor of 123%.

In 2012, Mr. Hayes also received a salary increase from $800,000 to $840,000 to better align with competitive market practice.

Geraud Darnis, President & Chief Executive Officer, UTC Climate, Controls & Security

Mr. Darnis received a $1.25 million annual bonus award. This award equaled 113% of his calculated 2012 annual bonus opportunity. The individual performance factors the Committee considered in determining this amount were:

—	His leadership in driving the business transformation of UTC Climate, Controls & Security (“CCS”) in 2012.

—	His efforts in the successful divestiture of several non-core businesses.

—	His leadership in the successful launch of several new products.

—	His progress in the area of talent management, including a significant rebalancing of the leadership team to further support CCS’ growth in emerging markets.

—	His continued role as a global leader in the areas of energy efficiency and green buildings.

42	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

Mr. Darnis’ annual bonus is based on his individual performance, the financial performance of UTC Climate, Controls & Security and the overall financial performance of United Technologies. UTC’s performance yielded a financial performance factor of 123% and CCS’ financial performance yielded a factor of 115%. This performance, combined with his strong individual performance, yielded Mr. Darnis an above-target bonus.

Mr. Darnis also received a salary increase in 2012 from $900,000 to $930,000 to better approximate his salary with the peer group median.

Alain Bellemare, President & Chief Executive Officer, UTC Propulsion & Aerospace Systems

Mr. Bellemare received a $1.15 million annual incentive award. This award was equal to 140% of his calculated 2012 annual bonus opportunity. The individual performance factors the Committee considered in determining this award were:

—	His leadership in the successful acquisition and subsequent integration of the Goodrich Corporation.

—	His leadership in the acquisition of Rolls-Royce plc.’s share of IAE International Aero Engines AG.

—	His instrumental role in the creation of UTC Propulsion & Aerospace Systems (“PAS”), which comprises Pratt & Whitney, legacy Hamilton Sundstrand and the newly acquired Goodrich.

—	His progress in the area of talent management, including overseeing the successful integration of the legacy Hamilton Sundstrand and legacy Goodrich leadership teams.

—	His leadership in the successful divestiture of the legacy Hamilton Sundstrand Industrial businesses for proceeds in excess of $3 billion.

Mr. Bellemare’s annual bonus is based on his individual performance, the financial performance of UTC Propulsion & Aerospace Systems and the financial performance of United Technologies. UTC’s performance yielded a financial performance factor of 123%, as discussed previously. PAS’ performance yielded a financial performance factor of 103%. This performance, combined with his exceptional individual performance, yielded an above-target bonus.

Also in 2012, Mr. Bellemare received a salary increase from $675,000 to $725,000 to better align his salary with competitive market practice.

Mr. Bellemare’s leadership will be key to the successful integration of Pratt & Whitney and UTAS under the newly formed PAS organization. The Committee awarded Mr. Bellemare a special grant of performance-based SARs, as set forth in the Summary Compensation Table and Grants of Plan-Based Awards table on pages 52 and 55. Vesting is contingent on performance metrics directly related to PAS’ and UTAS’ financial performance.

David Hess, President, Pratt & Whitney

Mr. Hess received a $600,000 annual bonus award. This award equaled 106% of his calculated 2012 annual bonus opportunity. The individual performance factors the Committee considered in determining this amount were:

—	His leadership in growing orders for the Geared Turbofan engine, which has now received nearly 3,000 firm and option orders.

—	His efforts in the pending divestitures of Pratt & Whitney Rocketdyne and Pratt & Whitney Power Systems.

—	His role in the successful acquisition of the controlling interest in the IAE International Aero Engines AG collaboration.

—	His leadership in driving Pratt & Whitney’s 10% sales growth.

—	His leadership in serving as the Chairman of the Aerospace Industries Association (“AIA”).

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	43

Compensation Discussion and Analysis (continued)

Mr. Hess’ annual bonus is based on his individual performance, the financial performance of Pratt & Whitney and the overall financial performance of United Technologies. UTC’s performance yielded a financial performance factor of 123% and Pratt & Whitney’s performance yielded a financial performance factor of 70%. This performance combined with his strong individual performance yielded an above-target bonus.

Mr. Hess also received a salary increase in 2012 from $625,000 to $650,000 to better approximate his salary with the peer group median.

As President of Pratt & Whitney, Mr. Hess will play a key role in the future success of the PAS organization. The Committee granted Mr. Hess a special award of performance-based SARs, as set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table on page 52 and 55. Vesting is contingent on financial metrics directly related to Pratt & Whitney’s financial performance.

44	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

OUR COMPENSATION PROGRAMS IN DETAIL

FIXED COMPENSATION

The principal elements of fixed compensation for our NEOs are base salary, pension and benefits (health, life and disability insurance). Our NEOs also received a perquisite allowance equal to 5% of base salary, which we have eliminated prospectively, except for the leased-vehicle benefit.

To ensure our ability to attract and retain executive talent at the level that we believe essential to the success of our business, we target the total value of fixed compensation at approximately the median of our CPG. Individual base salaries vary based on job scope, tenure, retention risk and performance. Individual NEO base salaries are discussed on page 42.

ANNUAL INCENTIVE AWARDS

We determine annual bonus awards based on Company and business unit financial performance (see page 36), as well as individual performance. The Committee establishes a target annual incentive award and individual performance objectives for each NEO. Business performance measures, as described below, determine the size of the bonus pool for the Corporate Office and each of our business units. The following graphic shows how we determine individual bonus awards for our CEO and our NEOs. Performance at the target levels generally results in awards at approximately the CPG median. Awards are generally not paid if performance is less than 95% of the targeted earnings amount and may not exceed 200% of target for above-target performance.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	45

Compensation Discussion and Analysis (continued)

PERFORMANCE MEASURES*

Metric	Corporate Office				Business Units
Earnings Growth	Diluted earnings per share (as reported in the Annual Report on Form 10-K)				Earnings before interest and taxes less: — Restructuring costs; — Non-recurring items; and — Impact of significant acquisitions / divestitures
Free Cash Flow	Consolidated net cash flow provided by operating activities, less capital expenditures (as reported in the Annual Report on Form 10-K). The reconciliation of cash flow to free cash flow is as follows:				Internal measure based on: — Net cash; less — Capital expenditures; adjusted for: — Net cash flow impact of restructuring and other costs and non-recurring items
	(in millions)	2002**	2009	2012
	Cash flow from operating activities	$2,829	$5,083	$6,605
	Less: capital expenditures	$586	$773	$1,389
	Free cash flow	$2,243	$4,310	$5,216
	**2002 amounts have not been restated for discontinued operations.

Net Income	UTC net income attributable to common shareowners (as reported in the Annual Report on Form 10-K)

Internal measure consisting of each business unit’s respective share of UTC net income attributable to common shareowners with adjustments for:

—    Net income impact of restructuring and other

     costs and non-recurring items

*All	performance measures are based on the performance of continuing operations, unless otherwise noted.

The Committee sets annual individual bonus targets with the objective of offering above-median cash bonus opportunities for above-median performance. However, it retains authority to adjust award pool amounts and individual awards up or down if it determines that measured performance does not accurately reflect the quality of actual performance. The Committee has made such discretionary adjustments in the past. Examples of factors that could result in a positive or negative adjustment include:

—	Material, unforeseen circumstances beyond management’s control that have a positive or negative effect on performance relative to the established targets

—	The individual’s performance relative to corporate responsibility objectives

—	The individual’s adherence to our Code of Ethics, our Enterprise Risk Management program and other Company policies

46	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

LONG-TERM INCENTIVE AWARDS

Our NEOs receive two types of equity-based long-term incentive awards: Performance Share Units (“PSUs”) and Stock Appreciation Rights (“SARs”). As explained below, these awards are subject to three-year vesting periods and other terms and conditions.

Performance Share Units

Performance Share Units vest at the end of a three-year performance cycle to the extent that the Company has met the performance targets established by the Committee. At the end of the performance cycle, each vested PSU converts into one share of UTC Common Stock. PSUs do not earn dividends.

For PSUs awarded in 2012, the Committee established earnings per share growth and relative TSR targets. Each target applies to 50% of the PSUs awarded, as shown here:

TARGETS FOR 2012 PSU AWARDS

	Annual EPS Growth (50% of award)		TSR (50% of award)
	Level of Performance Achieved*	Percent of EPS Portion Vesting	Level of Performance Achieved Relative to S&P 500	Percent of TSR Portion Vesting
Minimum	6%	0%	37.5th percentile	0%
Target	9%	100%	50th percentile	100%
Maximum	12%	200%	75th percentile	200%

*	Excludes the expected financial impacts of the Goodrich acquisition and results from discontinued operations (see page 36).

We believe that a cumulative three-year TSR metric relative to companies within the S&P 500 provides an appropriate external benchmark against which to measure the performance of a large-capitalization company such as UTC. We do not set targets relative to the performance of our CPG companies. The CPG serves the specific purpose of measuring the competitiveness of our compensation program. We believe the S&P 500 provides a more comprehensive and relevant comparison for our share price performance. Also, unlike the CPG, the S&P 500 is not a self-selected customized benchmark.

The Committee has made the following decisions with respect to performance share unit targets for 2013:

—	Maintained our median TSR target relative to the S&P 500.

—

Set a three-year cumulative earnings per share growth target of 10% for the 2013-2015 performance measurement period. The payment of the award is contingent on continued employment through the end of the three-year performance cycle (except in the event of retirement, disability or death).

—	Set a two-year cumulative earnings per share growth target for the remaining two years of the 2012 PSU grant. This target was also set at 10%.

Stock Appreciation Rights

SARs entitle the holder to receive a value equal to the difference between the exercise price, which is the closing price of UTC Common Stock on the date of grant, and the market price of UTC Common Stock on the date the SAR is exercised. The value realized upon exercise is settled in shares of UTC Common Stock.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	47

Compensation Discussion and Analysis (continued)

SARs have a ten-year term and become exercisable three years after the date of grant. The actual value of SARs directly links NEO compensation to long-term share price performance. Share price appreciation correlates directly with shareowner value.

We believe prior SAR and stock option awards have provided an important incentive for management’s successful achievement of objectives that are aligned with shareowners’ long-term interests, including productivity, innovation, growth and business balance. UTC’s cumulative TSR over the ten-year period that ended on December 31, 2012 was 225%, significantly exceeding the performance of the Dow Jones Industrial Average at 103% and the S&P 500 at 99%.

OTHER COMPENSATION ELEMENTS

Pension

The overall value of retirement benefits is consistent with competitive market trends and approximates the CPG median, thus satisfying our objective of maintaining a competitive median level of fixed compensation.

The Pension Benefits table on page 58 details retirement benefits for our NEOs.

Beginning in 2015, the pension plan’s final average earnings formula will no longer apply for all participating employees, including the NEOs. Benefits earned after that date will be calculated under a cash balance formula. Employees hired on or after January 1, 2010 are not eligible to participate in a pension plan, and instead participate in an enhanced Company 401(k) Plan.

Pension benefits under the newer cash balance formula will be approximately at the Compensation Peer Group median for companies who sponsor these types of programs. The prior final average earnings formula covers only those executives hired before 2003 (including the NEOs), and is also approximately at the median when compared with CPG companies that offer similar traditional fixed benefit pension plans.

The Pension Preservation Plan is an unfunded program with the same benefit formula that is used in our tax-qualified pension plan. It provides our senior executives with non-qualified pension benefits to the extent their qualified pension benefits are capped by Internal Revenue Code limits. The Savings Restoration Plan, also unfunded, permits employee and company matching contributions at the same rate as the 401(k) Plan, to the extent such contributions would exceed Internal Revenue Code limits.

Health and Welfare Benefits

ELG members receive life insurance coverage equal to three times their projected age 62 base salary. Following retirement, they receive coverage equal to two times their age 62 (projected or actual) base salary.

The ELG long-term disability plan provides 100% of base salary for one-year following disability, then decreases by 5% per year down to a benefit equal to 80% of base salary.

In addition to the coverage under the health benefit program we offer to our other employees, ELG members are eligible for a comprehensive annual executive physical.

48	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Discussion and Analysis (continued)

Perquisites

ELG members previously received a perquisite allowance equal to 5% of their annual base salaries. This benefit was eliminated, however, for individuals who joined the Executive Leadership Group after June 2012. As noted previously, it has been eliminated prospectively for all Executive Leadership Group members February 2013. However, ELG members will still receive an executive leased-vehicle benefit. Footnotes (6)(a) and (b) to the Summary Compensation Table on page 53 provide information on each NEO’s perquisite allowance and leased-vehicle benefit. In accordance with our security policy, Mr. Chênevert also has access to our company aircraft for personal travel.

Severance and Retention Arrangements

Executive Leadership Group members participate in certain severance and retention arrangements. Because most companies in the CPG provide similar programs, we believe that these arrangements help to maintain the competitiveness of our compensation program.

Severance Program Severance arrangements are intended to provide financial security during the transition from employment with UTC to the start of new employment, which can be a lengthy process for senior executives. These arrangements are designed to minimize any potential distractions that may be associated with the risk of employment termination.

Our severance program, which covers each of our NEOs, provides a cash severance payment up to 2.5 times base salary in the event of involuntary termination (other than for misconduct) for those serving as ELG members for at least three years. To receive payments, executives must agree to adhere to restrictive covenants designed to protect UTC’s interests, including non-compete, non-solicitation and non-disclosure obligations.

For individuals appointed to the ELG after 2005, severance benefits are not available if termination of employment occurs after age 62. Upon appointment to the ELG, these individuals instead receive a retention award of restricted stock units (“RSUs”), equal in value to two times their base salary on the grant date. This RSU award vests only upon retirement at age 62 or later. These RSUs may not be sold, pledged or assigned, and will be forfeited if the executive retires or terminates employment for any reason before age 62. Each unit corresponds to one share of UTC Common Stock and accrues dividend equivalents. As with the severance arrangement, RSU awards impose restrictive covenants as a condition to vesting. We believe these RSUs have significant retention value and align with long-term shareowner interests because their award value links directly to share price.

Change-in-Control Benefits We have maintained a senior executive change-in-control severance protection program since 1981. The intended purpose of this program is to help ensure continuity of management in a potential change-in-control situation.

As a response to changing market practices, we closed this program to new participants, effective June 2009.

For existing participants, the Committee has modified the program from time to time in response to shifts in best practices and market norms. All changes have involved either reducing benefits or adopting terms and conditions that are less favorable to participants. The revised agreements provide a reasonable level of financial security and contain the following elements:

—	A cash severance benefit of 2.99 times the sum of base salary and current target bonus for the year in which termination occurs

—	Accelerated vesting of performance-based long-term incentive awards at target levels

—

Benefits are provided only in the event of a change-in-control followed by involuntary termination or termination for “good reason” (often called a “double trigger”). “Good reason” generally includes material adverse changes in an executive’s compensation responsibilities, authority, reporting relationship or work location

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	49

Compensation Discussion and Analysis (continued)

We have eliminated the following change-in-control benefits:

—	Excise tax gross-ups

—	Three-year continuation of healthcare and other benefits

—	Crediting of three additional years of service under our qualified and supplemental pension plans

—	Unilateral right to voluntarily resign with benefits

With these changes, the Committee believes that the benefits, covenants and other terms and conditions under its severance arrangements with ELG members are market-competitive relative to our peer group. Because severance and change-of-control benefits are contingent on future events, they operate as a form of insurance rather than as a principal component of compensation strategy. The Committee, therefore, does not take contingent severance benefits into account when setting other elements of compensation. The Potential Payments on Termination or Change-in-Control table on page 62 sets forth the estimated values and details of the termination benefits each NEO would receive under various hypothetical scenarios.

PROGRAM ADMINISTRATION

Dilution and Deductibility

Under the 2005 Long-Term Incentive Plan (“LTIP”), as amended, the total number of shares of UTC Common Stock prospectively issuable under PSU and SAR awards made in 2012 was approximately 1% of shares outstanding and within applicable LTIP limitations. The total number of shares potentially issuable under the LTIP and all predecessor plans as of the end of 2012, was approximately 10% of shares outstanding (calculated on a fully diluted basis) and at approximately the CPG median. Diluted earnings per share reflect all such shares.

In making compensation decisions, tax deductibility is one of many factors considered. After considering all the appropriate factors, the Committee endeavors to maximize UTC’s tax deduction for the compensation paid to NEOs, to the extent that the Committee can do so consistent with other compensation objectives. Internal Revenue Code Section 162(m) limits UTC’s deduction to $1 million for annual compensation paid to each of the CEO and the three other most highly compensated NEOs (excluding the CFO). However, this limitation does not apply to compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m). UTC provides annual bonuses and long-term incentive awards pursuant to shareowner-approved plans with performance targets that are intended to qualify the bonuses and awards as performance-based compensation exempt from the $1 million deduction limit.

50	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Report of the Committee on Compensation and

Executive Development

The Committee on Compensation and Executive Development establishes and oversees the design and functioning of UTC’s executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in UTC’s Proxy Statement for the 2013 Annual Meeting.

COMMITTEE ON COMPENSATION AND EXECUTIVE DEVELOPMENT
Jean-Pierre Garnier, Chair	Richard D. McCormick
Jamie S. Gorelick	Harold McGraw III
Edward A. Kangas	H. Patrick Swygert

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	51

Compensation Tables

SUMMARY COMPENSATION TABLE

Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($) (7)
Louis Chênevert Chairman & Chief Executive Officer
2012	$1,700,000	$3,500,000	$7,804,283	$7,029,000	$1,185,637	$5,772,241	$571,164	$27,562,325
2011	$1,681,250	$4,500,000	$7,932,325	$7,063,760	$1,153,571	$4,732,078	$547,400	$27,610,384
2010	$1,589,583	$4,000,000	$6,852,990	$5,327,280	$1,321,680	$2,586,652	$407,976	$22,086,161
Gregory Hayes Senior Vice President & Chief Financial Officer
2012	$830,000	$1,200,000	$2,667,496	$2,415,600	$345,486	$1,581,208	$192,701	$9,232,491
2011	$716,250	$1,220,000	$2,340,255	$2,084,720	$317,404	$1,060,249	$171,103	$7,909,981
2010	$608,750	$1,050,000	$1,953,496	$1,517,040	$289,323	$493,547	$135,173	$6,047,329
Geraud Darnis President & Chief Executive Officer, UTC Climate, Controls & Security
2012	$922,500	$1,250,000	$2,502,326	$2,267,100	$797,790	$2,371,977	$163,239	$10,274,932
2011	$872,784	$1,500,000	$2,007,185	$1,791,240	$732,945	$1,421,615	$153,567	$8,479,336
2010	$840,000	$1,150,000	$1,937,742	$1,508,220	$849,150	$1,666,441	$145,570	$8,097,123
Alain Bellemare President & Chief Executive Officer, UTC Propulsion & Aerospace Systems
2012	$712,500	$1,150,000	$2,502,326	$5,996,918	$150,220	$877,856	$127,261	$11,517,081
2011	$606,425	$800,000	$1,726,705	$1,538,240	$142,260	$774,577	$119,256	$5,707,463
David Hess President, Pratt & Whitney
2012	$643,750	$600,000	$1,668,217	$3,422,945	$308,560	$1,231,329	$144,552	$8,019,353
2011	$606,851	$650,000	$1,647,820	$1,467,400	$283,480	$1,298,589	$117,713	$6,071,853
2010	$578,246	$730,000	$1,882,603	$1,464,120	$258,400	$746,933	$95,712	$5,756,014

(1)

Bonuses are provided under the Annual Executive Incentive Compensation Plan. The Committee determines annual bonuses on the basis of earnings and free cash flow to net income performance as well as discretionary factors relevant to the assessment of 2012 performance, as discussed in the Compensation Discussion & Analysis (“CD&A”) beginning on page 21. Bonus payments under this plan are primarily based on measured performance against pre-established targets. However, because the Committee retains the discretion to alter the formula result, we report annual bonuses in the Bonus column of the Summary Compensation Table, rather than in the Non-Equity Incentive Plan Compensation column.

(2)

Amounts in this column reflect the grant date fair value of Performance Share Units (“PSUs”) issued under the 2005 Long-Term Incentive Plan (“LTIP”), calculated in accordance with the Compensation—Stock Compensation Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC Topic 718”), but excluding the effect of estimated forfeitures. The assumptions made in the valuation of these awards are set forth in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2012 Annual Report on Form 10-K. The PSU awards are discussed in the CD&A and in footnote (2) to the Grants of Plan-Based Awards table on page 55 of this Proxy Statement. The grant date fair values of the PSU awards granted to NEOs in 2012 are based on the assumption that the target level of performance is achieved. Assuming the highest level of performance is achieved, the grant date fair values would have been: Mr. Chênevert, $11,094,300; Mr. Hayes, $3,792,020; Mr. Darnis, $3,557,220; Mr. Bellemare, $3,557,220 and Mr. Hess, $2,371,480.

(3)

Amounts in this column reflect the grant date fair value of Stock Appreciation Rights (“SARs”) granted under the LTIP, calculated in accordance with FASB ASC Topic 718, but excluding the effect of estimated forfeitures. The assumptions made in the valuation of these awards are set forth in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2012 Annual Report on Form 10-K. In addition to their annual SAR grants, for Messrs. Bellemare and Hess, the amounts in this column include a special performance-based SAR award, as described in detail in footnotes (6) and (7) of the Grants of Plan-Based Awards table on page 55.

(4)

Under the Continuous Improvement Incentive Program (“CIIP”), a prior cash-based, long-term incentive program, an executive was entitled to earn, depending on the extent to which a pre-established, three-year performance period target was achieved, the right to receive for up to seven years quarterly cash payments equal to the dividend paid on the number of shares of UTC Common Stock underlying certain outstanding stock option awards. The last CIIP awards were granted in 2005. The amounts in this column consist of quarterly cash payments received in 2012 pursuant to CIIP awards earned in prior years.

52	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Tables (continued)

(5)

Amounts in this column reflect the increase during 2012 in the actuarial present value of each executive’s accumulated benefit under UTC’s defined benefit plans. Actuarial value computations are based on the assumptions established in accordance with the Compensation—Retirement Benefits Topic 715 of the FASB ASC (“FASB ASC Topic 715”) and discussed in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2012 Annual Report on Form 10-K. UTC does not provide above-market rates of return (defined by SEC rules as a rate that exceeds 120% of the federal long-term rate) under its Deferred Compensation Plan. However, an above-market interest rate is paid under the frozen Sundstrand Corporation Deferred Compensation Plan, which was assumed by UTC upon the acquisition of Sundstrand in 1999. Mr. Hayes accrued $9,312 in above-market earnings under this plan in 2012.

(6)	The 2012 amounts in this column consist of the following items:

Name	Personal Use of Corporate Aircraft (a)	Leased- Vehicle Payments (b)	Cash Flexible Perquisite Allowances (c)	Insurance Premiums (d)	401(k) Company Match	UTC SRP Match (e)	Miscellaneous (f)	Total ($)
L. Chênevert	$123,576	$45,594	$39,406	$135,452	$9,000	$214,200	$3,936	$571,164
G. Hayes	$0	$22,597	$18,903	$71,537	$9,000	$64,800	$5,864	$192,701
G. Darnis	$0	$34,933	$11,192	$57,963	$9,000	$47,889	$2,262	$163,239
A. Bellemare	$0	$24,642	$10,983	$34,700	$9,000	$45,450	$2,486	$127,261
D. Hess	$0	$16,860	$15,328	$31,690	$9,000	$37,575	$34,099	$144,552

(a)

Mr. Chênevert uses corporate aircraft for personal travel, in accordance with UTC’s security policy and policies adopted by the Committee. Amounts in this column reflect incremental variable operating costs incurred in connection with personal travel. Variable operating costs include fuel, calculated on the basis of aircraft-specific average consumption rates and fleet average fuel costs, fleet average landing and handling fees, additional crew lodging and meal allowances, catering and, where applicable, hourly maintenance contract charges. Because fleet-wide aircraft utilization is primarily for business purposes, capital and other fixed expenditures are not treated as variable operating costs relative to personal use. Mr. Chênevert’s personal aircraft amounts include $4,495 for travel to outside Board meetings.

(b)	Consists of annual leased-vehicle depreciation and interest costs paid from the executive’s ELG flexible perquisite allowance (see footnote (c) below).
(c)

This column shows the amount of cash paid to each executive under the annual ELG perquisite allowance (which equals 5% of base salary) after deducting the amount shown in the Leased-Vehicle Payments column.

(d)

Reflects the premium paid on behalf of the executive under the ELG life insurance program. Under this program, UTC pays the premiums on a permanent cash value life insurance contract owned by the executive under which the executive receives a life insurance benefit equal to three times his or her projected base salary at age 62. If vested (age 55 or older with five years of service as an ELG member), UTC funds the policy to provide a post-retirement life insurance benefit equal to two times the executive’s age 62 base salary (actual or projected).

(e)

Reflects the dollar value of UTC matching contributions credited under the UTC Savings Restoration Plan (“SRP”). Under the SRP, participants are credited with a benefit equal to the UTC matching contribution that the executive would have received under the terms of the UTC 401(k) Plan but for IRC limits. Details of the SRP are provided in the narrative following the Nonqualified Deferred Compensation table on page 61 of this Proxy Statement.

(f)

Consists of additional vehicle-related costs and other incidental benefits. The amount shown for Mr. Hess includes the following benefits: (i) $6,618 for property tax, title and registration fees, vehicle maintenance and fuel costs associated with a leased-vehicle for Mr. Hess’ business and personal use; and (ii) $27,481 for expenses related to an executive annual physical.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	53

Compensation Tables (continued)

(7)

The total amount shown includes the grant date fair value of LTIP awards granted at the beginning of the fiscal year in January 2012. The most recent LTIP awards were granted on January 2, 2013 and reflect: (i) the Committee’s evaluation of performance during 2012; (ii) the Committee’s most recent decisions concerning LTIP awards; and (iii) the program’s most recent benchmark targets. We therefore believe total compensation based on the January 2013 LTIP awards, in lieu of the January LTIP 2012 awards, provides useful insight into the current state of UTC’s executive compensation program.

Name	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Option Awards ($) (a)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
L. Chênevert	$1,700,000	$3,500,000	$6,380,580	$5,387,480	$1,185,637	$5,772,241	$571,164	$24,497,102
G. Hayes	$830,000	$1,200,000	$2,401,885	$2,029,790	$345,486	$1,581,208	$192,701	$8,581,070
G. Darnis	$922,500	$1,250,000	$2,374,383	$2,001,335	$797,790	$2,371,977	$163,239	$9,881,224
A. Bellemare	$712,500	$1,150,000	$2,264,373	$1,906,485	$150,220	$877,856	$127,261	$7,188,695
D. Hess	$643,750	$600,000	$1,668,485	$1,413,265	$308,560	$1,231,329	$144,552	$6,009,941

(a)	Reflects the grant date fair value of awards granted on January 2, 2013, calculated in accordance with FASB ASC Topic 718.

54	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Tables (continued)

GRANTS OF PLAN-BASED AWARDS

Grant Date	Approval Date (1)		Estimated Future Payouts under Equity Incentive Plan Awards (2)				All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards (5)
			Threshold (#)	Target (#)		Maximum (#)
L. Chênevert
1/3/2012	12/14/2011		0	94,500		189,000	–	–	$7,804,283
1/3/2012	12/14/2011		–	–		–	355,000	$74.66	$7,029,000
G. Hayes
1/3/2012	12/14/2011		0	32,300		64,600	–	–	$2,667,496
1/3/2012	12/14/2011		–	–		–	122,000	$74.66	$2,415,600
G. Darnis
1/3/2012	12/14/2011		0	30,300		60,600	–	–	$2,502,326
1/3/2012	12/14/2011		–	–		–	114,500	$74.66	$2,267,100
A. Bellemare
1/3/2012	12/14/2011		0	30,300		60,600	–	–	$2,502,326
1/3/2012	12/14/2011		–	–		–	114,500	$74.66	$2,267,100
8/1/2012	6/13/2012	(6)	190,732	201,830	(3)	–	–	$74.79	$3,729,818
D. Hess
1/3/2012	12/14/2011		0	20,200		40,400	–	–	$1,668,217
1/3/2012	12/14/2011		–	–		–	76,500	$74.66	$1,514,700
11/1/2012	10/10/2012	(7)	90,354	103,260	(3)	–	–	$79.06	$1,908,245

(1)

The Committee approves long-term incentive awards for the following year at its December meeting. The Committee specifies the first business day of the calendar year as the award grant date to coincide with calendar year-based performance measurement periods.

(2)

Consists of the number of PSUs granted under the LTIP (except for the awards referenced in footnotes (6) and (7) below) that are subject to vesting based on three-year performance targets. Each PSU corresponds to one share of UTC Common Stock. As discussed in the CD&A on page 47, 50% of PSUs are subject to vesting depending on the extent to which an EPS growth target is achieved and 50% are subject to vesting depending on the extent to which a three-year cumulative relative TSR target is achieved. The vesting range is between 0% and 200% of the target vesting level. Unvested PSUs do not receive dividend equivalent payments. PSUs are forfeited upon termination of employment before the end of the three-year performance cycle, except in the case of retirement and disability. PSUs held for at least one-year as of the date of retirement or disability remain eligible to vest at the end of the three-year performance cycle. Vested PSUs are converted to unrestricted shares of UTC Common Stock which are issued to the executive following Committee review and approval of performance achievement levels. Upon death or a termination of employment following a change-in-control, PSUs will vest at target level performance.

(3)

Consists of the number of SARs granted under the LTIP during 2012. The SARs granted on January 3, 2012 are not subject to vesting based on performance and become exercisable after three years of service from the grant date or, if earlier, upon retirement (provided that the SARs have been held for at least one-year from the grant date) or death. The SARs granted on August 1, 2012 and November 1, 2012 are performance-based and are more fully described in footnotes (6) and (7), respectively. All SARs have a 10-year term from the date of grant and do not receive dividend equivalent payments.

(4)	The exercise price is equal to the NYSE closing price of UTC Common Stock on the grant date.

(5)

Reflects the grant date fair value at the target level of the PSU awards described in footnote (2) above and the grant date fair value of the SARs described in footnote (3) above, in each case calculated in accordance with the FASB ASC Topic 718, but excluding the effect of estimated forfeitures.

(6)

On June 13, 2012, the Committee approved special UTC Propulsion & Aerospace Systems performance-based SAR awards for select senior executives to promote the successful integration of Goodrich. The vesting of the awards (50% with a performance period ending on December 31, 2014 and 50% with a performance period ending on December 31, 2016) will be determined based on challenging but attainable performance targets relative to the following metrics: (1) UTC Aerospace Systems’ earnings before interest and taxes (weighted at 50% of the total award); (2) UTC Aerospace Systems’ sales (weighted at 10% of the total award); (3) UTC Propulsion & Aerospace Systems’ return on sales (weighted at 20% of the total award); and (4) UTC Aerospace Systems’ synergies (weighted at 20% of the total award). The portion of the award based on sales performance will not vest if performance is less than 90% of the target. No vesting will occur if performance is less than 95% of target with respect to the other three metrics. The respective performance measurement periods are independent, and accordingly, there is no opportunity on the second vesting date to make up for a vesting shortfall on the prior vesting date. Accelerated vesting of the entire award would occur upon death or a termination of employment following a change-in-control.

(7)

On October 10, 2012, the Committee approved a special performance-based SAR award to select Pratt & Whitney senior executives aimed at driving earnings growth. The vesting of the awards (50% with a performance period ending on December 31, 2014 and 50% with a performance period ending on December 31, 2016) is determined based on Pratt & Whitney’s performance relative to challenging but attainable targets based on the following metrics: (1) earnings before interest and taxes (weighted at 50% of the total award); and (2) organizational objectives (weighted at 50% of the total award). The portion of the award based on earnings before interest and taxes will not vest if performance is less than 95% of target. No vesting will occur for the portion of the award based on organizational objectives if performance is less than 80% of target. The respective performance measurement periods are independent, and accordingly, there is no opportunity on the second vesting date to make up for a vesting shortfall on the prior vesting date. Accelerated vesting of the entire award would occur upon death or a termination of employment following a change-in-control.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	55

Compensation Tables (continued)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards (1)						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (2)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
L. Chênevert
	–	355,000	(5)	–	$74.66	1/2/2022	102,060	(9)	$8,369,941
	–	349,000	(6)	–	$78.99	1/2/2021	113,125	(10)	$9,277,381
	–	302,000	(7)	–	$71.63	1/3/2020	84,390	(11)	$6,920,824
	438,000	–		–	$54.95	1/1/2019	–		–
	360,000	–		–	$70.81	4/8/2018	–		–
	217,000	–		–	$75.21	1/1/2018	–		–
	174,500	–		–	$62.81	1/2/2017	–		–
	400,000	–		–	$57.84	3/7/2016	–		–
	101,500	–		–	$56.53	1/2/2016	–		–
	151,000	–		–	$51.50	1/2/2015	–		–
	140,000	–		–	$46.76	1/8/2014	–		–
G. Hayes
	–	122,000	(5)	–	$74.66	1/2/2022	34,884	(9)	$2,860,837
	–	103,000	(6)	–	$78.99	1/2/2021	33,375	(10)	$2,737,084
	–	86,000	(7)	–	$71.63	1/3/2020	24,056	(11)	$1,972,833
	140,500	–		–	$54.95	1/1/2019	–		–
	90,000	–		–	$70.81	4/8/2018	–		–
	54,500	–		–	$75.21	1/1/2018	–		–
	55,500	–		–	$62.81	1/2/2017	–		–
	50,000	–		–	$57.84	3/7/2016	–		–
	46,500	–		–	$56.53	1/2/2016	–		–
	76,000	–		–	$51.50	1/2/2015	–		–
	21,400	–		–	$46.76	1/8/2014	–		–
G. Darnis
	–	114,500	(5)	–	$74.66	1/2/2022	32,724	(9)	$2,683,695
	–	88,500	(6)	–	$78.99	1/2/2021	28,625	(10)	$2,347,536
	–	85,500	(7)	–	$71.63	1/3/2020	23,862	(11)	$1,956,923
	142,500	–		–	$54.95	1/1/2019	–		–
	120,000	–		–	$70.81	4/8/2018	–		–
	95,000	–		–	$75.21	1/1/2018	–		–
	102,000	–		–	$62.81	1/2/2017	–		–
	200,000	–		–	$57.84	3/7/2016	–		–
	101,500	–		–	$56.53	1/2/2016	–		–
	151,000	–		–	$51.50	1/2/2015	–		–
	140,000	–		–	$46.76	1/8/2014	–		–

56	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Tables (continued)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

Name	Option Awards (1)							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($) (2)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
A. Bellemare
	–	–		201,830	(8)	$74.79	7/31/2022	–		–
	–	114,500	(5)	–		$74.66	1/2/2022	32,724	(9)	$2,683,695
	–	76,000	(6)	–		$78.99	1/2/2021	24,625	(10)	$2,019,496
	–	80,500	(7)	–		$71.63	1/3/2020	22,504	(11)	$1,845,553
	79,000	–		–		$54.95	1/1/2019	–		–
	38,000	–		–		$75.21	1/1/2018	–		–
	32,000	–		–		$62.81	1/2/2017	–		–
	27,500	–		–		$56.53	1/2/2016	–		–
	32,000	–		–		$51.50	1/2/2015	–		–
	10,000	–		–		$46.76	1/8/2014	–		–
D. Hess
	–	–		103,260	(8)	$79.06	10/31/2022	–		–
	–	76,500	(5)	–		$74.66	1/2/2022	21,816	(9)	$1,789,130
	–	72,500	(6)	–		$78.99	1/2/2021	23,500	(10)	$1,927,235
	–	83,000	(7)	–		$71.63	1/3/2020	23,183	(11)	$1,901,238
	114,000	–		–		$54.95	1/1/2019	–		–
	60,000	–		–		$70.81	4/8/2018	–		–
	76,000	–		–		$51.50	1/2/2015	–		–

(1)	Under the LTIP, SARs have been granted since 2006 instead of non-qualified stock options. Stock options were utilized prior to 2006. Accordingly, awards under the heading “Option Awards” with an expiration date before 2016 are stock options, and awards with an expiration date in 2016 or later are SARs.
(2)	The exercise price of each stock option and SAR is equal to the NYSE closing price of UTC Common Stock on the grant date.
(3)	Payout levels for PSUs granted in 2012 and 2011 are based on target-level TSR and EPS performance, except for actual EPS performance in 2012 and 2011. Actual payout vesting levels are shown for PSUs granted in 2010. Payouts for 2012 and 2011 PSUs will be based on actual performance. PSUs are described in the CD&A and footnote (2) to the Grants of Plan-Based Awards table on page 55. PSUs vest following a three-year performance cycle to the extent targets are achieved.
(4)	Amounts in this column are calculated by multiplying the number of PSUs in the adjacent column by the NYSE closing price of UTC Common Stock of $82.01 on December 31, 2012.
(5)	Consists of SARs scheduled to vest on January 3, 2015, subject to the continued employment of the executive. SARs vest in the event of death, change-in-control or retirement occurring at least one-year from the date of grant.
(6)	Consists of SARs scheduled to vest on January 3, 2014, subject to the continued employment of the executive. SARs vest in the event of death, change-in-control or retirement occurring at least one-year from the date of grant.
(7)	Consists of SARs that vested on January 4, 2013.
(8)	Consists of SARs, 50% of which are subject to vesting on December 31, 2014 and 50% of which are subject to vesting on December 31, 2016, in each case contingent on the achievement of established performance criteria and the continued employment of the executive, as described in footnotes (6) and (7) of the Grants of Plan-Based Awards table.
(9)	Consists of PSUs that are subject to vesting contingent on the achievement of established performance criteria over a three-year performance period ending on December 31, 2014, assuming the continued employment of the executive.
(10)	Consists of PSUs that are subject to vesting contingent on the achievement of established performance criteria over a three-year performance period ending on December 31, 2013, assuming the continued employment of the executive.
(11)	Consists of PSUs for which the service condition was satisfied on January 4, 2013. Following Compensation Committee approval of achievement of performance levels, the number of PSUs shown vested on February 4, 2013 at 97% of the target performance level.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	57

Compensation Tables (continued)

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards (1)		Stock Awards (2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (4)
L. Chênevert	170,000	$8,423,075	51,510	$4,150,161
G. Hayes	–	–	16,473	$1,327,230
G. Darnis	30,000	$1,475,550	16,728	$1,347,775
A. Bellemare	–	–	9,282	$747,851
D. Hess	186,000	$2,514,098	13,362	$1,076,576

(1)	Consists of stock option and/or SAR exercises.
(2)	Consists of PSUs that converted to shares of UTC Common Stock on a one-for-one basis upon vesting.
(3)	Calculated by multiplying the number of shares acquired upon exercise by the difference between the exercise price and the market price of UTC Common Stock on the exercise date.
(4)	Calculated by multiplying the number of vested PSUs by the market price of UTC Common Stock on the vesting date.

PENSION BENEFITS

Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During 2012
L. Chênevert
UTC Employee Retirement Plan	16	$805,684	–
UTC Pension Preservation Plan (2)	20	$19,390,801	–
Pratt & Whitney Canada Salaried Employee Pension Plan (3)	3	$90,409	–
Total		$20,286,894	–
G. Hayes
UTC Employee Retirement Plan	23	$789,175	–
UTC Pension Preservation Plan	23	$3,879,708	–
Total		$4,668,883	–
G. Darnis
UTC Employee Retirement Plan	29	$1,150,159	–
UTC Pension Preservation Plan	29	$7,457,837	–
Total		$8,607,996	–
A. Bellemare
UTC Employee Retirement Plan	6	$252,692	–
UTC Pension Preservation Plan	6	$883,490	–
Pratt & Whitney Canada Salaried & Executive Employee Pension Plans (3)	10	$1,781,645	–
Total		$2,917,827	–
D. Hess
UTC Employee Retirement Plan	34	$1,388,406	–
UTC Pension Preservation Plan	34	$5,521,232	–
Total		$6,909,638	–

(1)

Calculation of present value reflects the FASB ASC Topic 715 pension expense assumptions described in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2012 Annual Report on Form 10-K. Amounts are calculated at the earliest date that a participant can retire without a reduction of benefits due to age.

(2)

Mr. Chênevert’s benefits are determined under the formula applicable to U.S. salaried employees, based on his UTC service from date of hire, offset by benefits payable separately under the Pratt & Whitney Canada Salaried Employee Pension Plan.

(3)

Consists of amounts accrued under the Pratt & Whitney Canada Salaried & Executive Employee Pension Plans. The benefit formula for these plans is substantially similar to the final average earnings formula in the UTC Employee Retirement Plan. Benefits are payable as an annuity.

58	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Tables (continued)

Retirement benefits for UTC executives are provided through the UTC Employee Retirement Plan and the UTC Pension Preservation Plan (“PPP”), each of which is a defined benefit retirement plan with both a traditional final average earnings (“FAE”) formula and, for newer participants, a cash balance formula. In combination, the plans’ FAE formula provides an annual benefit payment equal to 2% of earnings for each year of service up to a maximum of 20 years, plus 1% of earnings for each year of service thereafter, minus 1.5% of the executive’s Social Security benefits for each year of service up to a maximum of 50%. Earnings recognized under this formula consist of the highest average annual combined base salary and bonus ending on or before December 31, 2014. The FAE formula does not include long-term incentive compensation in earnings. Normal retirement age is 65; unreduced retirement benefits are available at age 62 for a participant that retires with at least ten years of service. None of the NEOs were eligible to retire with unreduced retirement benefits as of December 31, 2012. Early retirement benefits are available at age 55 with at least ten years of service, reduced by 0.2% for each month by which the early retirement date precedes age 62. All NEOs are eligible for early retirement. Vesting under the respective plans requires three years of service. Benefits for Messrs. Darnis and Hayes include amounts accrued under different formulas of Carrier and Sundstrand predecessor plans, respectively, that have since been merged into UTC retirement plans. The Pratt & Whitney Canada Salaried & Executive Pension Plans utilize a FAE formula substantially similar to that used by the UTC Employee Retirement Plan and the PPP. Mr. Bellemare’s compensation increases result in additional accrued benefits under the Pratt & Whitney Canada Salaried & Executive Employee Pension Plans. Changes to UTC’s pension program that will take effect in 2015 are discussed in the CD&A on page 48.

The UTC Employee Retirement Plan is a tax-qualified plan subject to Internal Revenue Code provisions that, as of December 31, 2012, limit recognized annual compensation to $250,000 and the annual retirement benefit to $200,000. This plan does not offer a lump-sum distribution option under the FAE formula. However, a lump-sum distribution is available under the cash balance formula. The PPP is an unfunded, nonqualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified UTC Employee Retirement Plan. The PPP restores the benefits not provided under the qualified plan due to Internal Revenue Code limitations on annual compensation recognition and the annual retirement benefit. Because amounts payable under the PPP are unfunded and unsecured, a lump-sum distribution option is available. Unlike distributions under the UTC Employee Retirement, a PPP lump-sum distribution is immediately and fully taxable as ordinary income. To approximate actuarial equivalence to a pension annuity in light of the disparate tax treatment, the lump-sum calculation uses a discount rate equal to the Barclay’s Capital Municipal Bond Index averaged over five years (currently 3.642%).

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	59

Compensation Tables (continued)

NONQUALIFIED DEFERRED COMPENSATION

Plan	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($) (4)
L. Chênevert
UTC DCP	$0	$0	$143,450	$0	$1,386,033
UTC SRP	$357,000	$214,200	$93,569	$0	$1,381,085
G. Hayes
UTC DCP	$0	$0	$95,098	$0	$948,899
UTC SRP	$108,000	$64,800	$34,378	$0	$402,760
G. Darnis
UTC DCP	$842,250	$0	$50,437	$0	$1,660,152
UTC SRP	$79,815	$47,889	$17,138	$0	$323,978
A. Bellemare
UTC DCP	$0	$0	$0	$0	$0
UTC SRP	$75,750	$45,450	$23,563	$0	$269,851
D. Hess
UTC DCP	$0	$0	$0	$0	$0
UTC SRP	$62,625	$37,575	$25,927	$0	$274,875

(1)	Amounts in this column are included in the Salary and Bonus columns of the Summary Compensation Table.
(2)	Amounts in this column are included in the All Other Compensation column of the Summary Compensation Table.
(3)

Amounts in this column reflect the returns on the hypothetical investment accounts described below in which the executive’s account balances are deemed invested. Amounts credited do not constitute above-market earnings, except for $9,312 credited to Mr. Hayes under a frozen Sundstrand Corporation Deferred Compensation Plan.

(4)

Amounts in this column include deferrals by the executive and credited earnings in current and prior years less withdrawals. Of these totals $838,530, $592,682, $845,338, $71,453 and $85,506 for Messrs. Chênevert, Hayes, Darnis, Bellemare and Hess, respectively, are included in the Salary and Bonus columns of the Summary Compensation Table for years 2010 through 2012.

The UTC Deferred Compensation Plan (“DCP”) is a nonqualified, unfunded deferred compensation arrangement that offers participants the opportunity to defer up to 50% of annual base salary and up to 70% of annual bonus. The minimum deferral period is five years. All distributions are made in cash, at the election of the participant, in either a lump-sum payment or in annual installments over a period between two and fifteen years. If a participant’s employment terminates prior to retirement eligibility, all balances are paid as a lump-sum in the April following termination. Amounts deferred may be allocated by the participant to one or more of the hypothetical investment accounts described on page 61.

60	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Tables (continued)

The UTC Savings Restoration Plan (“SRP”) is a nonqualified, unfunded deferred compensation arrangement that offers participants the opportunity to defer up to 6% of pay (base salary and bonus) above the annual IRC compensation limit ($250,000 in 2012) applicable to the UTC tax-qualified 401(k) Plan. Under the SRP, UTC will make matching deferrals equal to 60% of the amount deferred by the executive in the form of UTC deferred stock units. Participants are vested in their own deferrals and vest in the UTC match after three years of service. Amounts credited under the SRP may be distributed in a lump-sum payment or annual installments over a period between two and fifteen years. Employee deferrals are distributed in cash and company matching amounts are distributed in shares of UTC Common Stock. Amounts deferred by the employee may be allocated to one of the hypothetical investment accounts described below. The DCP and SRP offer the following hypothetical investment accounts:

Hypothetical Investment Accounts*	2012 Return
Income Fund	3.59%
Equity Fund—S&P 500	16.00%
Government / Credit Bond Fund	4.69%
Small Company Stock Fund	18.07%
International Equity Fund	17.61%
Emerging Markets Equity Fund	18.85%
UTC Common Stock with dividend reinvestment	14.62%

*	Additional age-specific retirement date funds are also available; however, none of the NEOs elected to participate in these funds in 2012.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

As described in the CD&A, the NEOs are eligible for a severance benefit of 2.5 times base salary in the event of a termination under certain circumstances, and a severance benefit equal to 2.99 times the sum of base salary plus target bonus in the event of a termination in connection with a change-in-control.

This table provides information concerning the value of payments and benefits that each of the NEOs would have been entitled to receive had employment terminated on December 31, 2012, under various circumstances. Under UTC’s programs, benefit eligibility and the value of benefits an executive is entitled to receive vary depending on the reason for termination and whether the executive is eligible for retirement as of the termination date.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	61

Compensation Tables (continued)

Payment Type	L. Chênevert	G. Hayes	G. Darnis	A. Bellemare	D. Hess
Termination—Involuntary (For Cause)
Cash Payment (1)	$0	$0	$0	$0	$0
Pension Benefit (2)	$26,556,776	$5,183,662	$10,316,074	$3,444,974	$7,042,940
Option/SAR Value (3)	$0	$0	$0	$0	$0
PSU Value (4)	$0	$0	$0	$0	$0
Dividend Equivalents (5)	$0	$0	$0	$0	$0
Sub-Total	$26,556,776	$5,183,662	$10,316,074	$3,444,974	$7,042,940
Less: Vested Pension	-$26,556,776	-$5,183,662	-$10,316,074	-$3,444,974	-$7,042,940
Amount Triggered due to Termination	$0	$0	$0	$0	$0
Voluntary
Cash Payment (1)	$0	$0	$0	$0	$0
Pension Benefit (2)	$26,556,776	$5,183,662	$10,316,074	$3,444,974	$7,042,940
Option/SAR Value (3)	$46,695,250	$12,916,300	$25,921,440	$6,105,170	$7,156,090
PSU Value (4)	$16,198,205	$4,709,916	$4,304,459	$3,865,049	$3,828,473
Dividend Equivalents (5)	$0	$0	$0	$0	$0
Sub-Total	$89,450,231	$22,809,878	$40,541,973	$13,415,193	$18,027,503
Less: Vested Pension and Equity	-$89,450,231	-$22,809,878	-$40,541,973	-$13,415,193	-$18,027,503
Amount Triggered due to Termination	$0	$0	$0	$0	$0
Termination—Involuntary (Not For Cause)
Cash Payment (1)	$4,250,000	$2,100,000	$2,325,000	$1,812,500	$1,625,000
Pension Benefit (2)	$26,556,776	$5,183,662	$10,316,074	$3,444,974	$7,042,940
Option/SAR Value (3)	$46,695,250	$12,916,300	$25,921,440	$6,105,170	$7,156,090
PSU Value (4)	$16,198,205	$4,709,916	$4,304,459	$3,865,049	$3,828,473
Dividend Equivalents (5)	$0	$0	$0	$0	$0
Sub-Total	$93,700,231	$24,909,878	$42,866,973	$15,227,693	$19,652,503
Less: Vested Pension and Equity	-$89,450,231	-$22,809,878	-$40,541,973	-$13,415,193	-$18,027,503
Amount Triggered due to Termination	$4,250,000	$2,100,000	$2,325,000	$1,812,500	$1,625,000
Termination—Change-in-Control (6)
Cash Payment (7)	$13,215,800	$4,772,040	$5,561,400	$4,335,500	$3,692,650
Pension Benefit (2)	$26,556,776	$5,183,662	$10,316,074	$3,444,974	$7,042,940
Option/SAR Value (8)	$49,304,500	$13,813,000	$26,763,015	$8,403,958	$8,022,982
PSU Value (8)	$24,568,146	$7,570,753	$6,988,154	$6,548,745	$5,617,603
Dividend Equivalents (5)	$1,807,776	$777,790	$1,691,775	$333,739	$729,237
Sub-Total	$115,452,998	$32,117,245	$51,320,418	$23,066,916	$25,105,412
Less: Vested Pension and Equity	-$89,450,231	-$22,809,878	-$40,541,973	-$13,415,193	-$18,027,503
Amount Triggered due to Termination	$26,002,767	$9,307,367	$10,778,445	$9,651,723	$7,077,909

(1)	Amounts shown are payable under the Executive Leadership Group (“ELG”) separation arrangement. The ELG separation benefit is a cash payment equal to 2.5 times base salary and is provided in the event of a mutually agreeable separation. A mutually agreeable separation occurs when: (i) the ELG participant’s position with UTC has been eliminated or diminished by a divestiture, restructuring, shift in priorities or similar event; or (ii) the executive retires at age 62 or older. Voluntary terminations prior to age 62 or terminations related to misconduct do not qualify as mutually agreeable.

62	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Compensation Tables (continued)

Receipt of the ELG separation benefit is contingent upon execution of an agreement with UTC containing the following covenants made by the executive for the protection of UTC: (i) three-year non-compete; (ii) three-year employee non-solicitation; (iii) non-disparagement; (iv) protection of confidential, sensitive and proprietary information; and (v) post-termination cooperation obligations. The ELG separation benefit is not treated as compensation for purposes of determining benefits under UTC’s pension plans or any other benefit program. This benefit is payable as a lump-sum. Distributions are subject to certain restrictions imposed by Internal Revenue Code Section 409A. Benefit plan participation and fringe benefits are not continued following termination under the ELG separation arrangement.
(2)

Pension benefits under the standard retirement benefit formula that exceed Internal Revenue Code limits for tax-qualified plans may be paid as a lump-sum. Amounts in this column reflect the estimated lump-sum payment of the nonqualified portion of the retirement benefit, assuming retirement or termination on December 31, 2012, payable as of such date or attainment of age 55. Mr. Chênevert and Mr. Bellemare’s pension benefits also include amounts attributable to their Pratt & Whitney Canada Salaried & Executive Employee registered and supplemental pension plans.

(3)

The vesting of outstanding SARs and stock options (other than the performance SARs granted on August 1, 2012 and November 1, 2012) that have been outstanding for at least one-year will be accelerated in the event of a voluntary termination or an involuntary (not for cause) termination after attaining retirement age (i.e., 55 plus 10 years of service) or satisfying the rule of 65 (i.e., age 50 plus 15 years of service). Each of the NEOs satisfies one or both of these conditions. Amounts shown are based on the December 31, 2012 closing price of UTC Common Stock on the NYSE of $82.01. In the event of an involuntary termination for cause, outstanding stock options and SARs will be terminated.

(4)

In the event of a voluntary termination or an involuntary (not for cause) termination following attainment of retirement age or satisfying the rule of 65, PSUs outstanding for at least one year remain eligible to vest following completion of the performance period to the extent the performance targets are achieved. Amounts shown are based on the December 31, 2012 closing price of UTC Common Stock on the NYSE of $82.01. Amounts shown reflect the current most probable vesting based on actual 2012 and 2011 EPS performance and the actual payout level for the 2010 PSU grant. In the event of an involuntary termination for cause, outstanding PSUs are forfeited.

(5)

Consists of dividend equivalents (“DEs”) earned under the terms of UTC’s Continuous Improvement Incentive Program (“CIIP”), which is more fully described in footnote (4) to the Summary Compensation Table. In the event of a change-in-control, the net present value of all future DE payments (calculated based on the dividend rate in effect at the time of the change-in-control) would be paid in a lump-sum at the time of the change-in-control. Amounts shown are the present value of the dividends payable through the DE award expiration date, calculated using a discount rate equal to 120% of the Applicable Federal Rate as of December 31, 2012.

(6)

Change-in-control benefits are provided in accordance with the Senior Executive Severance Plan (“SESP”). Amounts shown reflect the recent benefit reductions to the program, as discussed in the CD&A. Acquisition of 20% of UTC’s voting securities by a person or a group or a change in the majority of the Board of Directors constitutes a change-in-control. Executives are eligible for the SESP benefits in the event of an involuntary termination or resignation for “good reason” (i.e., a material adverse change in the executive’s position, compensation, benefits or work location) within two years following a change-in-control. Receipt of SESP benefits is subject to an ongoing obligation to protect confidential UTC information. An executive may receive the greater of the SESP or ELG separation benefits (as described in footnote (1) above), but not both. The SESP cash severance benefit is reduced by 1/36th for each month that termination occurs after age 62, and accordingly is completely phased out at age 65.

(7)	Reflects a lump-sum cash payment under the SESP in an amount equal to 2.99 times the sum of the executive’s base salary and target bonus.
(8)

In the event of a qualifying termination following a change-in-control, the SESP provides for the accelerated vesting of all outstanding SARs and PSUs (including SARs and PSUs outstanding for less than one-year and the August 1, 2012 and November 1, 2012 performance SAR grants). Amounts shown are based on the December 31, 2012 closing price of UTC Common Stock on the NYSE of $82.01. PSU values reflect vesting at target, except where actual performance is known, as of December 31, 2012.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	63

Report of the Audit Committee

The Audit Committee reviews and makes recommendations to the Board of Directors concerning the reliability and integrity of UTC’s financial statements and the adequacy of its system of internal controls and processes to assure compliance with UTC’s policies and procedures, Code of Ethics and applicable laws and regulations. The Committee annually nominates UTC’s Independent Auditor for appointment by the shareowners, and evaluates the independence, qualifications and performance of UTC’s internal and independent auditors. The Committee also discusses with management UTC’s policies and procedures regarding risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and manage such exposures to be within the Company’s risk tolerance. The Committee establishes procedures for and oversees receipt, retention, and treatment of complaints received by UTC regarding accounting, internal control or auditing matters and confidential, anonymous submissions by UTC employees of concerns regarding questionable accounting or auditing matters.

The Committee has reviewed and discussed with management and UTC’s Independent Auditor UTC’s audited financial statements as of and for the year ended December 31, 2012, as well as the representations of management and the Independent Auditor’s opinion thereon regarding UTC’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act. The Committee discussed with UTC’s internal and Independent Auditors the overall scope and plans for their respective audits. The Committee met with the internal and Independent Auditors, with and without management present, to discuss the results of their examinations, the evaluation of UTC’s internal controls, management’s representations regarding internal control over financial reporting, and the overall quality of UTC’s financial reporting. The Committee has discussed with UTC’s Independent Auditor the matters required by Statement on Auditing Standards, No. 61 Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) and adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has also discussed with UTC’s Independent Auditor their independence from UTC and its management, including the written disclosures and letter from UTC’s Independent Auditor required by the Public Company Accounting Oversight Board’s Rule 3526, Communication with Audit Committees Concerning Independence, as approved by the SEC.

UTC’s Independent Auditor represented to the Committee that UTC’s audited financial statements were prepared in accordance with generally accepted accounting principles in the United States of America.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in UTC’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC. The Committee nominates the firm of PricewaterhouseCoopers LLP for appointment by the shareowners as UTC’s Independent Auditor for 2013.

AUDIT COMMITTEE
Edward A. Kangas, Chair	Richard B. Myers
John V. Faraci	H. Patrick Swygert
Richard D. McCormick	André Villeneuve

64	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Proposal 2: Appointment of a Firm of Independent Registered Public Accountants to Serve as Independent Auditor for 2013

As required by UTC’s Bylaws, we are submitting to a vote of shareowners a proposal to appoint a firm of independent registered public accountants to act as the Independent Accountants of the Corporation until the next annual meeting. PricewaterhouseCoopers LLP served as UTC’s independent registered public accounting firm in 2012. The Audit Committee has nominated the firm of PricewaterhouseCoopers LLP to serve as Independent Auditor for UTC until the next Annual Meeting in 2014. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make any statements they desire, and will also be available to respond to appropriate questions from shareowners. UTC paid the following fees to PricewaterhouseCoopers LLP for 2012 and 2011:

(in thousands)	2012	2011
Audit Fees	$36,586	$34,425
Audit-Related Fees	$17,221	$6,208
Tax Fees	$19,440	$10,017
All Other Fees	$1,970	$847
Total	$75,217	$51,497

Audit Fees in both years consisted of fees for the audit of UTC’s consolidated annual financial statements and the effectiveness of its internal control over financial reporting, the review of interim financial statements in UTC’s quarterly reports on Form 10-Q and the performance of audits in accordance with statutory requirements. In 2012, Audit Fees also included fees associated with other SEC filings related to registration statements and our Notes and Equity issuances.

Audit-Related Fees in both years consisted of fees for financial and tax due diligence assistance related to mergers and acquisitions and disposition activity, employee benefit plan audits, advice regarding the application of generally accepted accounting principles to proposed transactions, special reports pursuant to agreed-upon procedures, contractually required audits and compliance assessments. Audit-Related Fees in 2012 also included services related to our discontinued operations, including due diligence and carve-out audits. Total Audit-Related Fees related to services for our discontinued operations in 2012 were $9,652,000. Under contractual requirements, $1,828,000 is expected to be reimbursed by third parties.

Tax Fees in 2012 consisted of approximately $8,351,000 for U.S. and non-U.S. tax compliance, related planning and assistance with tax refund claims, and expatriate tax services, and approximately $11,089,000 for tax consulting and advisory services. In 2011, Tax Fees consisted of approximately $3,020,000 for U.S. and non-U.S. tax compliance and related planning and assistance with tax refund claims, and approximately $6,997,000 for tax consulting and advisory services. The increase in Tax Fees in 2012 is attributable to a transfer of expatriate tax services work from another service provider to PricewaterhouseCoopers LLP and consulting work related to our acquisitions, dispositions and related financing activities.

All Other Fees in 2012 consisted of accounting research software, benchmarking, government compliance advisory services, international employee benefits and pension plan advice, advice related to business disposition contractual compliance requirements, and other services. All Other Fees in 2011 consisted of accounting research software, benchmarking, government compliance advisory services, international employee benefits and pension plan advice, insurance claim services and other services. The Audit Committee has adopted procedures requiring Committee review and approval in advance of all particular engagements for services provided by UTC’s Independent Auditors. Consistent with applicable laws, the procedures permit limited amounts of services, other than audit, review or attest services, to be approved by one or more members of the Committee pursuant to authority delegated by the Committee, provided the Committee subsequently is informed of each particular service approved by delegation. All of the engagements and fees for 2012 and 2011 were approved by the Committee. The Committee reviews with PricewaterhouseCoopers LLP whether the non-audit services to be provided are compatible with maintaining the auditors’ independence. The Board has also adopted the policy that in any year fees paid to the Independent Auditor for non-audit services shall not exceed the fees paid for audit and audit-related services. Non-audit services consist of those described above as included in the Tax Fees and All Other Fees categories.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	65

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

Each year we ask you to approve, on an advisory basis, the compensation of UTC’s Named Executive Officers. We encourage you, before voting, to read the Compensation Discussion and Analysis (“CD&A”) on pages 21 to 50, and to review all compensation information in light of the information the CD&A provides about the correlation between our compensation and performance. The CD&A also describes recent changes to our compensation programs that are designed to enhance corporate governance and shareowner alignment objectives.

Under the rules of the Securities and Exchange Commission, your vote is advisory and will not be binding on the Board or the Company. However, the Board will review the voting results and give them serious consideration when making future executive compensation decisions.

Our Board’s Committee on Compensation and Executive Development reviews the design of our executive compensation programs on an ongoing basis. Our objective, and that of the Board, is to closely align incentive compensation opportunities with the long-term interests of our shareowners. For senior leadership, the substantial majority of compensation is both stock-based and contingent on performance. We base long-term incentive compensation on the achievement of performance metrics that link directly to sustainable performance and long-term shareowner value. We use relevant benchmarking to assure that overall compensation levels and opportunities align effectively with competitive market practices. Details of performance metrics and benchmarking can be found in the CD&A on page 33 of this Proxy Statement.

The design and operation of an executive compensation program for a large, complex, global enterprise such as UTC necessarily involves multiple objectives and constraints. The Board believes that UTC’s executive compensation programs have been effective in enabling the attraction and retention of senior business leaders with the requisite talent and skills to drive UTC’s financial and operational performance. As further described on page 28 of this Proxy Statement, UTC’s executive compensation programs are based on the following core principles:

—	Pay for performance: A substantial portion of compensation should be variable, contingent and directly linked to individual, company and business unit performance.

—

Shareowner alignment: The financial interests of executives should be aligned with the long-term interests of our shareowners through stock-based compensation and performance metrics that correlate with long-term shareowner value.

—

Long-term focus: For our most senior executives, long-term stock-based compensation opportunities should significantly outweigh short-term cash-based opportunities. Annual objectives should complement sustainable long-term performance.

—

Competitiveness: Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing UTC’s performance. Each element should be benchmarked relative to peers.

—

Balance: The portion of total compensation contingent on performance should increase with an executive’s level of responsibility. Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial and strategic business results.

—

Responsibility: Compensation should take into account each executive’s responsibility to act in accordance with our ethical, environmental, health and safety objectives at all times. Financial and operating performance must not compromise these values. The need for complete commitment to ethical and corporate responsibility is a fundamental belief underlying all aspects of our compensation program, from setting targets to conducting annual performance assessments.

66	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation (continued)

2012 was a very successful year for UTC despite challenging economic conditions globally. We generated earnings per share of $5.35, while closing the largest acquisition in the history of the aerospace industry and producing a total shareowner return of 15% for the year. From a longer-term perspective, our cumulative total return to shareowners over the five- and ten-year periods ending December 31, 2012 equaled 21% and 225%, respectively, well in excess of results for the S&P 500 and Dow Jones Industrial indices for the corresponding periods. When compared to the Capital Goods industry sector, of which UTC is a component, UTC’s total shareowner return consistently outperformed the sector over the past ten years. The Board believes that our executive compensation program plays a key role in driving this level of performance.

The Board remains committed to robust corporate governance practices and shares the interest of shareowners in maintaining effective, performance-based executive compensation programs at UTC. In that regard, as discussed in the CD&A, the Committee has made several changes to our executive compensation programs, in direct response to shareowner feedback. The Board believes that UTC’s executive compensation programs have a proven record of effectively driving superior levels of financial performance, alignment of pay with performance, high ethical standards and attraction and retention of highly talented executives.

Accordingly, the Board recommends that shareowners vote FOR the following resolution:

“RESOLVED, that the compensation of UTC’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related information disclosed on pages 21 to 63 of this Proxy Statement, is hereby APPROVED on an advisory basis.”

As a matter of law, the approval or disapproval of Proposal 3 may not be construed as overruling any decision by UTC or the Board, or as imposing any duty or obligation on UTC, the Board or any individual director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ABOVE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF UTC’S NAMED EXECUTIVE OFFICERS.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	67

General Information Regarding the Annual Meeting

YOUR VOTE IS VERY IMPORTANT. Please vote your shares in advance of the meeting, using one of the voting methods described below.

To conserve natural resources and reduce costs, we are sending many of our shareowners a one-page Notice of Internet Availability of Proxy Materials, as SEC rules permit. This Notice explains where you can access UTC’s proxy materials on the Internet and how to obtain printed copies if you prefer. It also tells you how you can choose either electronic or print delivery of proxy materials for future Annual Meetings.

WHO CAN VOTE

You are entitled to vote at the Annual Meeting if you owned shares of UTC Common Stock at the close of business on March 1, 2013, which is referred to as the “record date.” A list of registered shareowners entitled to vote at the meeting will be available at UTC’s offices, One Financial Plaza, Hartford, CT, during the 10 days prior to the meeting, and also at the meeting.

ATTENDING THE MEETING

You or your authorized proxy can attend the Annual Meeting if you were a registered or beneficial owner of Common Stock at the close of business on March 1, 2013.

Because seating is limited, we ask that shareowners request tickets in advance to attend.

To request an admission ticket to the Annual Meeting, write to: Corporate Secretary, UTC, One Financial Plaza, Hartford, CT 06103.

—

If you own shares through a broker, bank, trustee or other intermediary, you must also send a copy of an account statement, or a “legal proxy” from your intermediary, showing the number of shares you owned as of the record date.

—

If your shares are registered directly in your name with UTC’s stock registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), or if you own shares through a UTC employee savings plan, you can also request tickets by sending an email to corpsec@corphq.utc.com.

If you forget to bring a ticket, you will be admitted to the meeting only if seats remain available and you provide proof of identification and satisfactory evidence that you were a registered shareowner or beneficial shareowner of Common Stock as of the record date.

QUORUM FOR THE MEETING

We can conduct business at the Annual Meeting if the holders of a majority of the outstanding shares held on the record date are present either in person or by proxy. As of the record date, 918,263,229 shares of UTC Common Stock were issued and outstanding.

HOW TO VOTE

If you own shares directly in your name…

If your shares are registered directly in your name on the records of Computershare, you may vote in several different ways.

—	Vote on the Internet. You can vote online at www.proxyvote.com.

—

Vote by Telephone. In the United States or Canada, you can vote by using a touch-tone telephone. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Internet and telephone voting facilities will be available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on April 28, 2013 (except in the case of participants in the UTC Employee Savings Plan, who must submit voting instructions earlier, as described below).

68	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

General Information Regarding the Meeting (continued)

To authenticate your Internet or telephone vote, you will need to enter your confidential voter control number as shown on the voting materials you received. If you vote via the Internet or by telephone, you do not need to return a proxy card or voting instruction card.

—

Vote by Mail. You can mail the proxy card or voting instruction card enclosed with your printed proxy materials. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or in an envelope addressed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for delivery of your letter if you decide to vote by mail.

—

Vote at the Annual Meeting. Most shareowners may vote by submitting a ballot in person at the Annual Meeting. If you have already voted via the Internet, by telephone or by mail, your vote at the Annual Meeting will supersede your prior vote.

If you own your shares in “street name”

(through a bank, broker or other intermediary)…

Your intermediary will send you printed copies of the proxy materials or tell you how to access proxy materials electronically. You are entitled to direct the intermediary how to vote your shares, following the voting instructions it provides to you.

If you hold shares in the UTC Employee Savings Plan…

You can direct the voting of your proportionate interest in shares of Common Stock held by the ESOP Fund and the Common Stock Fund under the UTC Employee Savings Plan by returning a voting instruction card or by providing voting instructions via the Internet or by telephone. If you do not provide voting instructions (or if your instructions are incomplete or unclear) as to one or more of the matters to be voted on, the trustee will vote your proportionate interest in shares held by the ESOP Fund for the voting choice that receives the greatest number of votes based on voting instructions received from ESOP Fund participants. The trustee also will vote your uninstructed proportionate interest in shares held by the Common Stock Fund for the voting choice that receives the greatest number of votes based on voting instructions received from Common Stock Fund participants. The trustee will vote all shares of Common Stock held in the ESOP Fund not allocated to participant accounts for the voting choice that receives the greatest number of votes from ESOP Fund participants who submit voting instructions with respect to their allocated shares.

SPECIAL VOTING DEADLINE FOR PARTICIPANTS IN THE UTC EMPLOYEE SAVINGS PLAN: Broadridge Financial Solutions (“Broadridge”) must receive your voting instructions by 11:00 a.m., Eastern Daylight Time, on April 25, 2013 in order to tabulate the voting instructions of Savings Plan participants and communicate those instructions to the Savings Plan trustee, who will vote your shares. Because the Savings Plan trustee will vote shares held in the Savings Plan as described above, Savings Plan participants will not be able to vote at the meeting their shares held in the Savings Plan.

Revoking a Proxy

If you hold shares directly in your name, you may revoke your proxy by:

—	Writing to the Corporate Secretary and providing your name and account information

—	If you submitted your proxy by telephone or via the Internet, by using the same method and following the instructions given for revoking a proxy

—	Submitting a new proxy card with a later date (which will override your earlier proxy)

—	Voting in person at the Annual Meeting

If you hold your shares in “street name,” follow the instructions of your bank, broker or other intermediary for revoking a proxy.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	69

General Information Regarding the Meeting (continued)

VOTING PROCEDURES

How Shares Will Be Voted

Each share is entitled to one vote. Your shares will be voted in accordance with your instructions. In addition, if you have returned your proxy card or submitted voting instructions by telephone or via the Internet, the proxy holders will have discretion to vote your shares (other than shares held in the UTC Employee Savings Plan) on any matters not identified in the Proxy Statement that are submitted to a vote of shareowners at the Annual Meeting. At present we do not know of any such matters.

If you hold your shares directly and sign and return a proxy card or vote via the Internet, by telephone or by mail but do not give voting instructions on a particular matter, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation. If you hold your shares through a broker and do not give voting instructions on a matter, your broker can only vote your shares for or against Proposal 2 (appointment of the Independent Auditor). It will be required to withhold voting on all other matters, which is referred to as a “broker non-vote.” The impact of broker non-votes on the overall vote is shown in the table below.

Votes Required and Effect of Abstentions and Broker Non-Votes

Matter	Required Vote	Impact of Abstentions or Broker Non-Votes
Election of Directors	Majority of votes cast with respect to a nominee must be cast FOR that nominee.	Not counted as votes cast; no impact on outcome.
Appointment of PricewaterhouseCoopers LLP as Independent Auditor	Approval by a majority of the votes making up the quorum.	Counted toward quorum; same practical effect as voting AGAINST.
Advisory vote to approve Named Executive Officer compensation	Votes cast FOR the proposal must exceed votes cast AGAINST it.	Not counted as votes cast; no impact on outcome.

Cumulative Voting for Directors

You have the right to “cumulate” your votes in the election of UTC directors. This means that you are entitled to a number of votes equal to the number of shares of Common Stock you own, multiplied by the number of directors to be elected. You may cast all of these votes for a single nominee or distribute them among any two or more nominees, in your discretion.

If you own your shares directly in your name and wish to exercise cumulative voting rights, you must submit a proxy card by mail or come to the Annual Meeting and submit a ballot in person. Your proxy card or ballot must specify how you want to allocate your votes among the nominees. Telephone and Internet voting facilities do not accommodate cumulative voting.

If you own your shares in “street name,” contact your broker, bank, trustee or other intermediary for directions on how to exercise cumulative voting rights using their voting instruction card, or to request a legal proxy so you can vote your shares directly.

The Board of Directors is soliciting discretionary authority to cumulate votes with respect to the election of directors. If you return a signed proxy card or submit voting instructions in writing without providing instructions about cumulative voting, or if you vote by telephone or via the Internet, you will confer on the designated proxy holders discretionary authority to exercise cumulative voting. If they elect to do so, they will be authorized, in their discretion, to cast your votes for some or all of the nominees in the manner recommended by the Board of Directors or otherwise in the discretion of the

70	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

General Information Regarding the Meeting (continued)

proxy holders. However, they will not cast any of your votes for a nominee whom you have instructed them on your proxy card, voting instruction card or otherwise to vote against or withhold a vote.

If you do not wish to grant the proxy holders authority to cumulate your votes in the election of directors, you must explicitly state that objection on your shareowner’s proxy card or voting instruction card, as applicable.

VOTE COUNTING

Broadridge Financial Solutions (“Broadridge”), an independent entity, will count the votes. Representatives of Broadridge will receive and tabulate proxies, act as the independent Inspectors of Election, supervise the voting, decide the validity of proxies and certify their count of all votes and ballots.

Broadridge has been instructed that the vote of each shareowner must be kept confidential and may not be disclosed (except in legal proceedings or for the purpose of soliciting shareowner votes in a contested proxy solicitation).

INFORMATION ABOUT PROXY SOLICITATION

Proxies may be solicited on behalf of the Board of Directors by employees of UTC by mail, email, in person and by telephone. These employees will not receive any additional compensation for these activities. UTC will bear the cost of soliciting proxies and will reimburse banks, brokers and other intermediaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareowners. UTC has retained Georgeson Inc. to assist in distributing proxy materials and soliciting proxies for a fee of $16,000, plus out-of-pocket expenses.

ELECTRONIC ACCESS TO PROXY MATERIALS

If you hold shares directly in your name, you may sign up at http://www.computershare-na.com/green to receive electronic access to proxy materials for future meetings, rather than receiving mailed copies. If you choose electronic access, you will receive an email notifying you when the Annual Report and Proxy Statement are available, with electronic links to access the documents (in PDF and HTML formats) on a web site and instructions on how to vote via the Internet. Your enrollment for electronic access will remain in effect for subsequent years, although you can cancel it up to two weeks prior to the record date for any annual meeting.

If you own your shares in “street name,” you may be able to obtain electronic access to proxy materials by contacting the broker, bank or other intermediary, or by contacting Broadridge at http://enroll.icsdelivery.com/utc.

ELIMINATING DUPLICATE MAILINGS

If you share an address with other UTC shareowners, you might receive notification that you are being sent only one copy of the Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials for the whole household unless your bank, broker or other intermediary that provides the notification receives contrary instructions from any UTC shareowner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs.

If any shareowner in your household wishes to receive a separate Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding,” please contact UTC’s stock registrar and transfer agent, Computershare Trust Company, at 1-800-488-9281. If you own your shares in “street name,” contact your broker, bank or other intermediary to make your request.

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	71

General Information Regarding the Meeting (continued)

SUBMITTING PROPOSALS AND NOMINATIONS FOR 2014 ANNUAL MEETING

Shareowner proposals. In order for a shareowner proposal to be considered for inclusion in UTC’s Proxy Statement for the 2014 Annual Meeting, our Corporate Secretary must receive it in writing by November 15, 2013.

In order to introduce a proposal for vote at the 2014 Annual Meeting (other than a shareowner proposal submitted in accordance with SEC Rule 14a-8), Section 1.10 of UTC’s Bylaws requires that the shareowner send advance written notice to the Corporate Secretary for receipt no earlier than December 30, 2013 and no later than January 29, 2014. This notice must include the information specified by the Bylaws, a copy of which is available at http://utc.com/StaticFiles/UTC/StaticFiles/bylaws.pdf.

Director nominations. Under Section 1.10 of UTC’s Bylaws, a shareowner who wishes to nominate a person for election as a director at the 2014 Annual Meeting must send advance written notice to the Corporate Secretary for receipt no earlier than December 30, 2013 and no later than January 29, 2014. This notice must include the information, documents and agreements specified by the Bylaws, a copy of which is available at http://utc.com/StaticFiles/UTC/StaticFiles/bylaws.pdf.

72	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Other Information

Cautionary Statement. This Proxy Statement and the accompanying materials contain statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash and other measures of financial performance. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, without limitation:

—

the effect of economic conditions in the industries and markets in which we operate in the United States and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, changes in government procurement priorities and availability of funding, financial difficulties (including bankruptcy) of commercial airlines, the impact of weather conditions and natural disasters and the financial condition of our customers and suppliers;

—	our ability to integrate acquired operations and to realize synergies and opportunities for growth and innovation;

—	the scope, nature, impact or timing of other acquisition, divestiture and joint venture activity;

—	future levels of indebtedness and capital spending and research and development spending;

—	future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure;
—	delays and disruption in delivery of materials and services from suppliers;

—	cost reduction efforts and restructuring costs and savings and other consequences thereof;

—	the development, production, delivery, support, performance and anticipated benefits of advanced technologies and new products and services;

—	the anticipated benefits of diversification and balance of operations across product lines, regions and industries;

—	the outcome of legal proceedings and other contingencies;

—	future repurchases of our Common Stock;

—	pension plan assumptions and future contributions; and

—	the effect of changes in tax, environmental and other laws and regulations or political conditions in the United States and other countries in which we operate.

In addition, our 2012 Annual Report on Form 10-K includes important information as to risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. See the “Notes to Condensed Consolidated Financial Statements” under the heading “Contingent Liabilities,” the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Business Overview,” “Critical Accounting Estimates,” “Results of Operations,” and “Liquidity and Financial Condition,” and the section titled “Risk Factors” in our 2012 Form 10-K. Our Form 10-K also includes important information as to these factors in the “Business” section under the headings “General,” “Description of Business by Segment” and “Other Matters Relating to Our Business as a Whole,” and in the “Legal Proceedings” section. Additional important information as to these factors is included in our 2012 Annual Report in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Environmental Matters” and “Restructuring Costs.” The forward-looking statements speak only as of the date of this Proxy Statement or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	73

Other Information (continued)

applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

United Technologies Corporation and its subsidiaries’ names, abbreviations thereof, logos, and product and service designators are all either the registered or unregistered trademarks or trade names of United Technologies Corporation and its subsidiaries. Names, abbreviations of names, logos, and product and service designators of other companies are either the registered or unregistered trademarks or trade names of their respective owners.

Corporate Governance Information and Code of Ethics. UTC’s Corporate Governance Guidelines and the charters for each Board Committee are available on UTC’s web site: http://www.utc.com/Governance/Board+of+Directors. UTC’s Code of Ethics is available on UTC’s web site: http://www.utc.com/Governance/Ethics/Code+of+Ethics. Printed copies will be provided, without charge, to any shareowner upon request addressed to the Corporate Secretary. The Code of Ethics applies to all directors and employees, including the principal executive, financial and accounting officers. Shareowners and other interested persons may send communications to the Board, the Chairman, the Lead Director or one or more non-management directors by using the contact information provided on UTC’s web site under the headings “Governance”, “Board of Directors”, “Contact UTC’s Board.” Shareowners and interested persons also may send communications by letter addressed to the Corporate Secretary at UTC, One Financial Plaza, Hartford, CT 06103 or by contacting the Business Practices Office at 860-728-6485. These communications will be received and reviewed by UTC’s Business Practices Office. The receipt of concerns about UTC’s accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee. The receipt of other concerns will be reported to the appropriate Committee(s) of the Board. UTC employees also can raise questions or concerns confidentially or anonymously using UTC’s Ombudsman/DIALOG program.

Transactions with Related Persons. UTC has adopted a written policy for the review of transactions with related persons. The policy requires review, approval or ratification of transactions exceeding $120,000 in which UTC is a participant and in which a UTC director, executive officer, a beneficial owner of five percent or more of UTC’s outstanding shares, or an immediate family member of any of the foregoing persons has a direct or indirect material interest. These transactions must be reported for review by the Corporate Secretary and the Vice President, Global Compliance, who will determine whether the transaction may be a transaction with a related person, as such term is defined under UTC’s policy and the relevant SEC rules. Following review by these officers, the Board’s Committee on Nominations and Governance must determine whether the transaction can be approved or not, based on whether the transaction is determined to be in, or not inconsistent with, the best interests of UTC and its shareowners. In making this determination, the Committee must take into consideration whether the transaction is on terms no less favorable to UTC than those available with other parties and the related person’s interest in the transaction. UTC’s policy permits employment of related persons possessing qualifications consistent with UTC’s requirements for non-related persons in similar circumstances, provided the employment is approved by the Senior Vice President, Human Resources & Organization and the Vice President, Global Compliance.

State Street Corporation (“State Street”), acting in various fiduciary capacities, filed a Schedule 13G with the SEC reporting that as of December 31, 2012 State Street and certain subsidiaries collectively were the beneficial owners of more than 5% of UTC’s outstanding shares of Common Stock. A subsidiary of State Street is the trustee for the UTC Employee Savings Plan Master Trust. Other State Street subsidiaries provide investment management services. During 2012, the Savings Plan Trust paid State Street and its subsidiaries approximately $2.4 million for services as trustee, as investment managers and for administrative and other services.

BlackRock, Inc. (“BlackRock”) filed a Schedule 13G with the SEC reporting that as of December 31, 2012 BlackRock and certain subsidiaries collectively were the beneficial owners of more than 5% of UTC’s outstanding shares of Common Stock. During 2012, BlackRock acted as an investment manager for certain assets within UTC’s pension plans and Employee Savings Plan. BlackRock received approximately $3.0 million for such services.

74	United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement

Other Information (continued)

A brother-in-law of J. Thomas Bowler, Jr., Senior Vice President, Human Resources & Organization until January 15, 2013, is employed by Sikorsky Aircraft as Manager, Human Resources. Mr. Bowler’s brother-in-law receives annual compensation and benefits of less than $200,000. A son-in-law of Mr. Bowler is employed by Pratt & Whitney as a Staff Engineer, and receives compensation and benefits of less than $150,000. Each of these employees receives compensation and benefits consistent with that provided to other employees with equivalent qualifications, experience and responsibilities.

Each of the relationships described above was reviewed and ratified in accordance with UTC’s policy for review of transactions with related persons.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of our officers and directors to file reports with the SEC regarding their holdings and transactions in UTC’s equity securities. Based upon a review of these reports as filed with the SEC during or with respect to 2012, and upon written confirmation from our directors and officers, we believe that our directors or officers met these filing requirements, except that there were inadvertent delays in reporting the following: an initial balance of 900 shares held by Pedro Sainz de Baranda Riva upon becoming President of Otis Elevator; a disposition of 134 deferred stock units by Peter F. Longo, Vice President, Controller; a grant of 10,932 restricted stock units to Pedro Sainz de Baranda Riva; a grant of 10,807 restricted stock units to Michael B. Maurer, President of Sikorsky; an acquisition of 3,128 shares by Michael B. Maurer upon vesting and conversion of a corresponding number of restricted stock units, and a disposition of 1,038 shares in respect of taxes; a grant of 201,830 stock appreciation rights to Alain M. Bellemare, President and Chief Executive Officer, UTC Propulsion & Aerospace Systems; a grant of 100,920 stock appreciation rights to Michael R. Dumais, President, UTC Aerospace Systems—Power, Controls & Sensing Systems; and grants of 50,500 stock appreciation rights and 13,380 performance share units to Curtis C. Reusser, President, UTC Aerospace Systems—Aircraft Systems.

The required reports were subsequently filed in each case.

UTC is not aware of any 10% beneficial owner (as such term is defined under SEC Rule 16a-1) of UTC Common Stock.

Incorporation by Reference. In connection with our discussion of director and executive compensation, we have incorporated by reference in this Proxy Statement certain information included in reports previously filed with the SEC: Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2012 Annual Report on Form 10-K filed on February 7, 2013; and the description of Marshall O. Larsen’s change-in-control payments and benefits in Part III, Item 11, Executive Compensation, Potential Payments upon Termination or Change-in-Control of the Report on Form 10-K/A filed by Goodrich Corporation on March 8, 2012. Only those portions of such filings specified in the preceding sentence are incorporated by reference in this Proxy Statement.

Peter J. Graber-Lipperman

Vice President, Secretary and

Associate General Counsel

United Technologies Corporation Notice of Annual Meeting of Shareowners and 2013 Proxy Statement	75

United Technologies Corporation
One Financial Plaza
Hartford, CT 06103

UNITED TECHNOLOGIES CORPORATION

ONE FINANCIAL PLAZA

HARTFORD, CT 06103

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. EDT the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT the day before the meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK

AS FOLLOWS:

M28000-P05796-Z54699 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

    UNITED TECHNOLOGIES CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES AND FOR PROPOSALS 2 AND 3.
		For	Against	Abstain
1.	Election of Directors

	1a. Louis R. Chênevert	☐	☐	☐

	1b. John V. Faraci	☐	☐	☐

	1c. Jean-Pierre Garnier	☐	☐	☐

	1d. Jamie S. Gorelick	☐	☐	☐

	1e. Edward A. Kangas	☐	☐	☐

	1f. Ellen J. Kullman	☐	☐	☐

	1g. Marshall O. Larsen	☐	☐	☐

	1h. Harold McGraw III	☐	☐	☐

	1i. Richard B. Myers	☐	☐	☐

	1j. H. Patrick Swygert	☐	☐	☐

	1k. André Villeneuve	☐	☐	☐

	1l. Christine Todd Whitman	☐	☐	☐

		For	Against	Abstain

2.	Appointment of the firm of PricewaterhouseCoopers LLP as Independent Auditor for 2013	☐	☐	☐

3.	Advisory vote to approve the compensation of our named executive officers	☐	☐	☐

For address changes, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Annual Meeting of Shareowners of United Technologies Corporation

Monday, April 29, 2013, 2:00 p.m. EDT

Held in the Oglethorpe Auditorium, Savannah International Trade and Convention Center, 1 International Drive, Savannah, Georgia,

The purposes of the meeting are to consider the following matters:

1.	Election of the twelve director nominees listed in the Proxy Statement,

2.	Appointment of the firm of PricewaterhouseCoopers LLP as Independent Auditor for 2013,

3.	Advisory vote to approve the compensation of our named executive officers; and

4.	Other business if properly raised.

TICKET REQUESTS: Because seating at the meeting is limited, we ask that shareowners request a ticket in advance to attend. Please email your request to corpsec@corphq.utc.com or write to the Corporate Secretary, UTC, One Financial Plaza, Hartford, CT 06103.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M28001-P05796-Z54699

PROXY

This Proxy is Solicited on Behalf of the Board of Directors of United Technologies Corporation.

The undersigned hereby appoints John V. Faraci, Edward A. Kangas and Richard D. McCormick, and each of them with power of substitution to each, proxies for the undersigned to act and vote at the Annual Meeting of the Shareowners of United Technologies Corporation to be held April 29, 2013, and at any reconvened session following any adjournment thereof, as directed on this Proxy Card, upon the matters set forth on the reverse side hereof, all as described in the Proxy Statement, and, in their discretion, upon any other business which may properly come before said meeting. If no direction is made on a properly signed and returned Proxy Card, the votes represented by this Proxy Card will be applied in the election of directors, as authorized in the following sentence, as votes for one or more of the nominees listed on the reverse; and as votes for Proposals 2 and 3. Absent specific instructions to the contrary by the undersigned with respect to cumulative voting, the persons named as proxies herein shall have full discretionary authority to vote the shares represented by a properly signed and returned Proxy Card cumulatively for all or less than all of such nominees listed on the reverse and to allocate such votes among all or less than all of such nominees (other than nominees for whom instructions have been given to vote against or abstain) in the manner as the Board of Directors shall recommend or otherwise in the proxies’ discretion.

This Proxy Card also constitutes voting instructions to the Trustee under each of the UTC employee savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of UTC held by the Trustee under any such plan(s) as described in the Proxy Statement. If the undersigned has a beneficial interest in shares held by the Trustee under any such plan(s), voting instructions with respect to such plan shares must be provided by 11:00 a.m. EDT on April 25, 2013 in the manner described in the Proxy Statement. If voting instructions are not received by that time, such plan shares will be voted by the plan trustee as described in the Proxy Statement. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Shareowners or any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies designated above cannot vote these shares unless you sign and return this Proxy Card.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)